Exhibit 10.8
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXCLUSIVE LICENSE AGREEMENT
by and between
BAMBUSA THERAPEUTICS, INC.
and
BIOTHEUS INC.

TABLE OF CONTENTS

1.	DEFINITIONS	2
2.	LICENSES	19
3.	NON-COMPETE	27
4.	BIOTHEUS DEVELOPMENT ACTIVITIES	28
5.	DEVELOPMENT AND COMMERCIALIZATION	28
6.	JOINT STEERING COMMITTEE	33
7.	FINANCIALS	35
8.	INTELLECTUAL PROPERTY	43
9.	REPRESENTATIONS, WARRANTIES, AND COVENANTS	49
10.	INDEMNIFICATION, LIABILITY, AND INSURANCE	58
11.	CONFIDENTIALITY	60
12.	TERM AND TERMINATION	66
13.	DISPUTE RESOLUTION	75
14.	MISCELLANEOUS	77
LIST OF SCHEDULES
Schedule 1.6 (Back-up Compounds)
Schedule 1.13 (Biotheus Affiliates)
Schedule 1.33 (Requirements for Diligence Package)
Schedule 1.58 (Lead Compound)
Schedule 1.62 (Licensed Patents)
Schedule 2.5.2 (Adimab License Agreement)
Schedule 2.10.3 (Transferred Materials)
Schedule 4.1 (Biotheus Development Activities)
Schedule 5.2.3 (Initial Development Plan)
Schedule 9.2 (Biotheus Disclosure Schedule)
LIST OF EXHIBITS
Exhibit A (Baseball Arbitration)
i

EXCLUSIVE LICENSE AGREEMENT
This Exclusive License Agreement (this “Agreement”), effective as of the date of the last signature hereto (the “Effective Date”), is made by and between Bambusa Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware and having a registered address at National Registered Agents, Inc., 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, the United States (“Bambusa”), and Biotheus Inc. (in Chinese: 普米斯生物技术 (珠海) 有限公司) (Unified Social Credit Code: 91440400MA51YKAW2M), a limited liability company organized and existing under the laws of the People’s Republic of China, with offices at Unit 10-B, Building 4, No.1 Keji 7th Road, Tangjiawan Town, Xiangzhou District, Zhuhai City, Guangdong Province, the People’s Republic of China (“Biotheus”). Biotheus and Bambusa are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Biotheus is an indirect subsidiary of BioNTech SE, with expertise in the discovery, generation, and optimization of antibody-based biologics;
WHEREAS, Bambusa is a biotechnology company with expertise in the research, development, and commercialization of antibody-based biologics in the field of inflammatory diseases and immunology;
WHEREAS, the Parties previously entered that certain Research Collaboration and Option Agreement dated 12 April 2024 (as amended or supplemented from time to time, the “Collaboration Agreement”), under which the Parties collaborate with respect to the discovery and development of novel compounds directed to certain target combinations of interest, including the combination of tumor necrosis factor-like cytokine 1A (“TL1A”) and interleukin 23 subunit p19 (“IL23p19”);
WHEREAS, Biotheus has granted to Bambusa certain rights to negotiate a definitive license agreement with respect to development candidates arising from such discovery and development activities that meet certain criteria;
WHEREAS, in accordance with the terms of the Collaboration Agreement, it has been determined that certain development candidates discovered and developed under the research program for TL1A and IL23p19 have satisfied the applicable criteria and, accordingly, Bambusa has exercised its rights to negotiate a definitive license agreement for such development candidates; and
WHEREAS, Biotheus desires to grant to Bambusa, and Bambusa desires to accept from Biotheus, an exclusive license with respect to such development candidates, and Bambusa will perform further development, manufacturing, and commercialization of such development candidates, in each case, in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below, whether used in singular or plural:
1.1.“Accounting Standards” means, with respect to a Party or its Affiliate or Sublicensee, as applicable, Generally Accepted Accounting Principles (GAAP) or International Financial Reporting Standards (IFRS), as such Party, Affiliate, or Sublicensee uses for its financial reporting obligations, in each case, as generally and consistently applied.
1.2.“Adimab License Agreement” means [***].
1.3.“Affiliate” means, with respect to a given Person, any Person that, either directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with, such Person for so long as such Person controls, is controlled by, or is under common control with such other Person. For purposes of this definition, the term “control” (including with correlative meanings for the terms “controlled by” and “under common control with”) as used with respect to a Person means: (a) direct or indirect beneficial ownership of at least 50% of the voting interest of any Person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.
1.4.“Applicable Law” means federal, state, local, national, and supra-national laws, statutes, rules, and regulations, including any rules, regulations, regulatory guidelines, and other requirements of Regulatory Authorities, major national securities exchanges, and major securities listing organizations, in each case, that may be in effect from time to time and applicable to a particular activity or country or other jurisdiction hereunder.
1.5.“Background IP” means, in respect of a Party, any Know-How, Patents, and other intellectual property rights that are Controlled by such Party or its Affiliates before the Effective Date or that are otherwise later generated, conceived, created, invented, made, acquired (by license or otherwise) by, or otherwise come under the control of, such Party or its Affiliates outside the performance of activities under this Agreement. Accordingly, any Know-How within the Background IP will be “Background Know-How.”
1.6.“Back-up Compounds” means the [***], the amino acid sequences of which will be set forth in Schedule 1.6 (Back-up Compounds) following the Program Transfer Date in accordance with Section 2.10.1 (Initial Know-How Transfer).
1.7.“Bambusa Competing Product” means [***].

1.8.“Bambusa Foreground IP” means Bambusa Foreground Know-How and Bambusa Foreground Patents.
1.9.“Bambusa Foreground Know-How” means any Foreground Know-How that is solely generated, conceived, created, invented, or otherwise made by or on behalf of Bambusa or its Affiliates in the performance of activities under this Agreement.
1.10.“Bambusa Foreground Patents” means any Patents that Cover any Bambusa Foreground Know-How.
1.11.“Biopharmaceutical Company” means, as of a particular date, any Third Party that as of such date (a) is primarily in the business of Developing, Manufacturing, and Commercializing proprietary biopharmaceutical products, and (b) has a primary Standard Industrial Classification Code (SIC) of 2834 (Pharmaceutical Preparations) or 2836 (Biological Products, Except Diagnostic), excluding special purpose acquisition companies and any Third Party that is primarily in the business of: (i) investing in the Development, Manufacture, or Commercialization of biopharmaceutical products (such as private equity firms, royalty buyers, and other investment firms targeting the biopharmaceutical industry); (ii) performing services, on a fee-for-service basis, with respect to Developing, Manufacturing, or Commercializing biopharmaceutical products (such as contract research organizations, contract manufacturing organizations, Clinical Trial sites, distributors, wholesalers, and contract sales organizations); (iii) Developing, Manufacturing, or Commercializing “comparable,” “interchangeable,” “bioequivalent,” “biosimilar,” or otherwise equivalent versions of biopharmaceutical products; or (iv) generating revenue through asserting Patents (i.e., a “non-practicing” or “patent assertion” entity).
1.12.“Biosimilar Product” means, [***].
1.13.“Biotheus Affiliates” means those Affiliates of Biotheus set forth on Schedule 1.13 (Biotheus Affiliates), which are those Affiliates of Biotheus existing as of immediately prior to the closing of the indirect acquisition of Biotheus by BioNTech SE on 31 January 2025.
1.14.“Biotheus Competing Product” means [***].
1.15.“Biotheus Foreground IP” means Biotheus Foreground Know-How and Biotheus Foreground Patents.
1.16.“Biotheus Foreground Know-How” means any Foreground Know-How that is solely generated, conceived, created, invented, or otherwise made by or on behalf of Biotheus or its Biotheus Affiliates in the performance of activities under this Agreement.
1.17.“Biotheus Foreground Patents” means any Patents that Cover any Biotheus Foreground Know-How.

1.18.“Biotheus (Sub)licensee” means any Third Party that is granted a (sub)license by Biotheus or any of its Affiliates under the Licensed IP.
1.19.“Business Day” means any day, other than a Saturday, Sunday, or other day on which commercial banks are required or authorized by Applicable Laws to be closed in: the State of Delaware, United States; Mainz, Germany; or Greater China.
1.20.“Calendar Quarter” means each period of three consecutive calendar months ending on 31 March, 30 June, 30 September, or 31 December, except that the first Calendar Quarter of the Term will commence on the Effective Date, and the last Calendar Quarter of the Term will end on the effective date of the termination or expiration of this Agreement.
1.21.“Calendar Year” means each period of 12 consecutive calendar months beginning on 1 January and ending on 31 December, except that the first Calendar Year of the Term will commence on the Effective Date, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.
1.22.“Change of Control” means, with respect to a Party: (a) a merger, reorganization, combination, or consolidation of such Party with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, combination, or consolidation ceasing to hold beneficial ownership of at least 50% of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization, combination, or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities or other voting interest of such Party; or (c) the sale or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s assets.
1.23.“Clinical Trial” means a clinical study involving the administration of a product to a human.
1.24.“Combination Product” means [***].
1.25.“Commercialization” means, with respect to a pharmaceutical or biologic product, any and all activities directed to the pre-marketing, launching, marketing, promotion, importation, distribution, pricing, Pricing and Reimbursement Approval, Manufacturing for commercial sale (including inventory build to support launch), offering for sale, sale, or importation or exportation for sale, in each case, of such pharmaceutical or biologic product, and interacting with Regulatory Authorities regarding the foregoing. “Commercialize” will be construed accordingly.
1.26.“Commercially Reasonable Efforts” means, [***].

1.27.“Confidential Information” means, with respect to a Party, all information or data, including chemical or biological materials, chemical structures, sequence information, commercialization plans, correspondence, customer lists, data, development plans, formulae, improvements, Know-How, processes, regulatory filings, reports, strategies, techniques, or other information, in each case, that are disclosed by or on behalf of such Party (or any of its Affiliates or representatives) to the other Party (or any of its Affiliates or representatives) pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated in oral, written, visual, graphic, electronic, or other form (now known or hereafter developed).
1.28.“Control” or “Controlled” means, with respect to Patents or Know-How, that a Party or its applicable Affiliate possesses the legal authority or right (whether by ownership, license, sublicense, or otherwise, in each case, other than by operation of the licenses in this Agreement) to grant the other Party a license, sublicense, right to use, or right to access such Patents or Know-How as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party and without incurring any payment obligation to any Third Party. Notwithstanding any provision to the contrary set forth in this Agreement, in the event a Party undergoes a Change of Control, then such Party and its applicable Affiliates will be deemed to not Control any Know-How or Patents that are owned or controlled by the Third Party acquiror (or such Third Party’s Affiliates): (a) prior to the closing of the Change of Control; or (b) after the closing of the Change of Control, to the extent that such Know-How or Patents were generated, conceived, created, invented, or otherwise made without use of such Party’s or its pre-existing Affiliates’ Patents or Know-How, or the Confidential Information of either Party. Notwithstanding any provision to the contrary set forth in this Agreement, a Party and its Affiliates will be deemed not to Control any Know-How or Patents that are acquired (by in-license or otherwise) by such Party or its Affiliates from a Third Party after the Effective Date unless the other Party agrees to: (i) comply with the terms and conditions of the agreement under which such Know-How or Patents were acquired (by in-license or otherwise); and (ii) pay all amounts that such Party would be obligated to pay in connection with the grant, maintenance, and exercise of a (sub)license as set forth in the applicable agreement under which such Know-How or Patents were acquired (by in-license or otherwise).
1.29.“Cover,” “Covered,” or “Covering” means, with reference to a claim in a Patent and a subject matter at issue (including any product, composition, article of manufacture, method, or Know-How), that the Exploitation of such subject matter would infringe a claim of such Patent, or with respect to a claim of a pending application for a Patent, would infringe such claim if it were issued without amendment, in each case, in the country in which such activity occurs without a license thereto or ownership thereof.
1.30.“Customs and Trade Laws” means, to the extent applicable, the Export Control Reform Act of 2018 (50 U.S.C. Chapter 58); the Export Administration Act of 1979 (50 U.S.C. Chapter 56); the Export Administration Regulations (15 C.F.R. Parts 730-774); Section 3 of the NGA (15 U.S.C. § 717b); the UK Export Control Act 2002; the UK Export Control

Order 2008/3231; the import laws administered by U.S. Customs and Border Protection or any successor agency thereto; economic and trade sanctions rules and regulations promulgated by OFAC (31 C.F.R. Parts 500-599) and corresponding enabling statutes; EU Council Regulation 821/2021 (as maintained by the EU or retained by the UK); EU Council sanctions regulations, as implemented in the EU member states as well as the EU anti-blocking statute; the anti-boycott rules and regulations administered by the U.S. Departments of Commerce and Treasury or any successor agencies thereto; sanctions regimes implemented under the UK Sanctions and Anti-Money Laundering Act 2018; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and any similar applicable export or import control or economic and trade sanctions laws, rules, or regulations of any Governmental Authority (including any selective or non-comprehensive sanctions).
1.31.“Debarred/Excluded” or “Debarment/Exclusion” means that a Person is: (a) debarred or suspended under 21 U.S.C. § 335(a) or (b); (b) the subject of a conviction described in Section 306 of the Federal Food, Drug, and Cosmetic (FD&C) Act; (c) excluded, or having previously been excluded, from a federal or governmental health care program; (d) debarred from federal contracting; (e) convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud; (f) a Sanctioned Party; or (g) located in, organized under the laws of, or ordinarily residing in any Sanctioned Jurisdiction.
1.32.“Development” means, with respect to any product, any and all development or regulatory activities that relate to obtaining, maintaining, or expanding Regulatory Approval of such product, including: research; profiling; characterization; pre-clinical development; nonclinical development; clinical development activities (conducted before or after obtaining Regulatory Approval for such product) that are reasonably related to or leading to the development, preparation, or submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting, expanding, or maintaining Regulatory Approval of such product; all activities related to pharmacokinetic profiling; design and conduct of Clinical Trials; Clinical Trials pertaining to additional presentations for a product; statistical analysis and report writing; pharmacovigilance activities; adverse event reporting; regulatory affairs; the creation and submission of regulatory submissions related to the foregoing (including the services of outside advisors and consultants in connection therewith); and pre-clinical and clinical-stage Manufacturing; but excluding, in each case, any activities directed to Commercialization. “Development” will include research, development, and regulatory activities for additional presentations or indications for a product after receipt of Regulatory Approval of such product, including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing approval studies and observational studies, if required by any Regulatory Authority in any country in the Territory to support or maintain Regulatory Approval for a product in such country). “Developing” and “Developed” will be construed accordingly.

1.33.“Diligence Package” means, on a prospective Sublicensee-by-prospective Sublicensee basis, an information package relating to such prospective Sublicensee containing the information set forth on Schedule 1.33 (Requirements for Diligence Package).
1.34.“Directed To” means, with respect to the Licensed Target Combination, any compound or product that demonstrates meaningful affinity towards each member of the Licensed Target Combination and directly and specifically activates, inhibits, antagonizes, or otherwise modulates the activity of each member of such Licensed Target Combination as a primary mechanism of action.
1.35.“Discovery” means, with respect to a Bambusa Competing Product or Biotheus Competing Product (as applicable), all early-stage research activities directed toward: the identification and validation of biological targets; the development and optimization of screening assays; the identification, characterization, and optimization of lead compounds or molecules (including hit-to-lead and lead optimization); or the generation of data necessary to select and nominate a development candidate for further preclinical development, including activities such as target validation, assay development, high-throughput screening, hit identification, hit-to-lead progression, lead optimization, and candidate selection. For the avoidance of doubt, “Discovery” does not include GLP toxicology studies or clinical development activities.
1.36.“EU” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.
1.37.“Europe” means the EU and the United Kingdom.
1.38.“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.39.“Field” means all fields of use.
1.40.“First Commercial Sale” means, [***].
1.41.“Foreground IP” means Foreground Know-How and Foreground Patents.
1.42.“Foreground Know-How” means any Know-How that is first generated, conceived, created, invented, or otherwise made during the Term by or on behalf of either or both Parties or their respective Affiliates in the performance of activities under this Agreement.
1.43.“Foreground Patents” means any Patents that Cover any Foreground Know-How.
1.44.“GCP” means all applicable then-current good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of Clinical Trials as are promulgated by applicable Regulatory Authorities in a relevant country or other jurisdiction that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects, including, as applicable: (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95); (b) as set forth in the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000; (c) as set forth in the U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application); and (d) the equivalent practices, standards, and regulations promulgated or endorsed by applicable Regulatory Authorities elsewhere in the Territory from time to time, to the extent such practices, standards, and regulations are not less stringent than United States GCP.
1.45.“GLP” means all applicable then-current good laboratory practice standards as are promulgated by applicable Regulatory Authorities in a relevant country or other jurisdiction, including, as applicable: (a) in the United States, those promulgated or endorsed by the FDA in 21 C.F.R. Part 58; and (b) the equivalent practices, standards, and regulations promulgated or endorsed by applicable Regulatory Authorities elsewhere in the Territory from time to time, to the extent such practices, standards, and regulations are not less stringent than United States GLP.
1.46.“GMP” means all applicable then-current good manufacturing practice standards as are promulgated by applicable Regulatory Authorities in a relevant country or other jurisdiction, including, as applicable: (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820; (b) European Directive 2003/94/EC and Eudralex 4; (c) the principles detailed in the International Conference on Harmonization’s Q7 Guideline; and (d) the equivalent practices, standards, and regulations promulgated or endorsed by applicable Regulatory Authorities elsewhere in the Territory from time to time, to the extent such practices, standards, and regulations are not less stringent than United States GMP.
1.47.“Governmental Authority” means any: (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature.
1.48.“Government Official” will be read broadly and includes: (a) individuals acting on behalf of governments on a national, regional, and local level (such as elected officials, customs officials, tax officials, etc.); (b) individuals acting on behalf of government-owned or government-controlled enterprises (such as doctors and staff of public hospitals and universities, etc.); (c) individuals acting for political parties or as or on behalf of candidates for public office; and (d) individuals acting on behalf of public international organizations (such as the WHO, World Bank, OECD, etc.).
1.49.“Greater China” means, for purposes of this Agreement, mainland China, the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.
1.50.“I&I Field” means the treatment, palliation, diagnosis, or prevention of inflammatory diseases and immunology. For the avoidance of doubt, the I&I Field excludes the Oncology Field.
1.51.“IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority in a country or other jurisdiction in the Territory, which application is required to commence Clinical Trials in such country or other jurisdiction, and any amendments thereto.
1.52.“IND Approval” means: (a) with respect to an IND filed with the FDA, the earlier of (i) notification by the FDA that the clinical investigations in the IND may begin in accordance with 21 CFR § 312.40, and (ii) expiration of 30 days after the FDA receives the IND, unless the FDA provides notice that the investigations described in the IND are subject to a clinical hold under 21 CFR § 312.42; and (b) with respect to an IND filed in countries or jurisdictions other than the United States, the earlier of (i) equivalent notification provided by the applicable Regulatory Authority in such country or jurisdiction that clinical investigations in the IND may begin, and (ii) expiration of the waiting period required by the applicable Regulatory Authority in such country or jurisdiction without the applicable Regulatory Authority providing notice that clinical investigations in the IND may not begin.
1.53.“Joint Foreground IP” means the Joint Foreground Know-How and Joint Foreground Patents.
1.54.“Joint Foreground Know-How” means any Foreground Know-How: (a) that is first generated, conceived, created, invented, or otherwise made jointly by or on behalf of both Parties or their respective Affiliates in the performance of activities under this Agreement; or (b) that is (i) solely generated, conceived, created, invented, or otherwise made by or on behalf of Bambusa or its Affiliates in the performance of activities under this Agreement, and (ii) directed to an improvement, derivative, alteration, or modification of (A) the composition of matter (including the sequence) of the Lead Compound or any of the Back-up Compounds, (B) the Transferred Cell Line, or (C) the cell culture media that is transferred to Bambusa under this Agreement (including cell culture conditions). For the avoidance of doubt, sub-clause (b) of this definition of “Joint Foreground Know-How” shall exclude any Foreground Know-How directed to an improvement, derivation, alteration, or modification of any other aspects of the Lead Compound or any of the Back-up Compounds, including downstream process development (i.e., cell banking, scale-up, process monitoring, antibody purification, analytics and quality testing, formulation, and fill and finish), new formulation development, and new indications.
1.55.“Joint Foreground Patents” means any Patents that Cover any Joint Foreground Know-How.
1.56.“Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including: trade secrets; practices; techniques; methods; processes; inventions; discoveries; developments; specifications; formulations; formulae; materials or compositions of matter of any type or kind; clinical and non-clinical study reports; clinical and non-clinical data; regulatory filings and regulatory submission documents and summaries; technology; protocols; test data including pharmacological, biological, chemical, biochemical, toxicological, and analytical and quality control data; stability data; and studies and procedures; in each case, (a) whether or not reduced to writing, (b) whether or not patentable, and (c) including any tangible embodiments of any of the foregoing in written, electronic, or any other form now known or hereafter developed.
1.57.“Knowledge” means, with respect to a Party, the actual knowledge, without any obligation of investigation of: (a) with respect to Biotheus, the Chief Scientific Officer and Chief Executive Officer of Biotheus; and (b) with respect to Bambusa, the Chief Executive Officer of Bambusa.
1.58.“Lead Compound” means [***].
1.59.“Licensed Compound(s)” means: (a) the Lead Compound; (b) the Back-up Compounds; and (c) any [***] antibody generated, conceived, created, invented, or otherwise made by or on behalf of Bambusa or its Affiliates or Sublicensees in the performance of activities under this Agreement that is a derivative, modification, alteration, or improvement of the Lead Compound or any Back-up Compound and is Directed To the Licensed Target Combination.
1.60.“Licensed IP” means the Licensed Know-How and the Licensed Patents.
1.61.“Licensed Know-How” means all Know-How (including, for the avoidance of doubt, Background Know-How and Foreground Know-How, including the Joint Foreground Know-How) that is: (a) Controlled by Biotheus or any of the Biotheus Affiliates as of the Effective Date or during the Term; and (b) necessary or reasonably useful (as reasonably determined by Biotheus) to Exploit Licensed Compounds or Licensed Products in the Field in the Territory; excluding any Know-How that (i) relates to any compound or product of Biotheus or any of the Biotheus Affiliates other than the Licensed Compounds (including any Other Active Ingredient in a Combination Product), and (ii) is not necessary or reasonably useful (as reasonably determined by Biotheus) to Exploit the Licensed Compound (as a sole therapeutically active pharmaceutical ingredient) in the Field in the Territory.

1.62.“Licensed Patents” means all Patents (including, for the avoidance of doubt, Background Patents and Foreground Patents, including the Joint Foreground Patents) that: (a) are Controlled by Biotheus or any of the Biotheus Affiliates as of the Effective Date or during the Term; and (b) Cover the Licensed Know-How; excluding any Patents that (i) Cover any compound or product of Biotheus or any of the Biotheus Affiliates other than the Licensed Compounds (including any Other Active Ingredient in a Combination Product), and (ii) do not Cover any Licensed Compound. The Licensed Patents existing as of the Effective Date are set forth on Schedule 1.62 (Licensed Patents).
1.63.“Licensed Product(s)” means a pharmaceutical or biologic product that contains or comprises a Licensed Compound (alone or in combination with one or more Other Active Ingredient(s)), in all forms, presentations, formulations, and dosages, indications, and for any method of administration. For the avoidance of doubt, (a) different forms, presentations, formulations, dosages, indications, and methods of administration of a given product will be considered the same Licensed Product, and (b) products containing or comprising different Licensed Compounds will be considered different Licensed Products. Licensed Products may include Combination Products.
1.64.“Licensed Target Combination” means the [***].
1.65.“Listed Biopharmaceutical Company” means, as of a particular date, any Biopharmaceutical Company: (a) the securities of which are listed on either the Nasdaq Stock Market (NASDAQ) or the New York Stock Exchange (NYSE) as of such date; or (b) (i) the securities of which are listed on the Prime Market of Tokyo Stock Exchange, Inc. (TSE Prime Market), the London Stock Exchange (LSE), or the SIX Swiss Exchange (SWX), and (ii) that has a market capitalization equal to or greater than [***], in each case ((i) and (ii)), as of such date.
1.66.“MAA” means any new drug application, biologics license application, or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other jurisdiction in the Territory, which application is required to commercially market or sell a product in such country or other jurisdiction, and any amendments thereto.
1.67.“Major Market” means each of: [***].
1.68.“Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, filling, finishing, packaging, labeling, shipping, importing, or storage of pharmaceutical compounds or materials, including: process development; process validation; stability testing; manufacturing scale-up; pre-clinical, clinical, and commercial manufacture; analytical development; product characterization; quality assurance and quality control development; testing; and release.

1.69.“Milestone Payment” means any Development Milestone Payment, First Commercial Sale Milestone Payment, or Sales Milestone Payment.
1.70.“Net Sales” means the gross amount invoiced by or on behalf of a Selling Party for sales or other dispositions of any Licensed Product to a Third Party in the Territory, less the following deductions as determined in accordance with Selling Party’s Accounting Standards:
[***].
Net Sales will be determined from the Selling Party’s books and records maintained in accordance with the Selling Party’s applicable Accounting Standards. In no event will any particular amount identified above be deducted more than once in calculating Net Sales.
Net Sales excludes sales or other dispositions of Licensed Product to Third Parties: (A) at no charge for bona fide test marketing, sampling, promotional use, or compassionate use; or (B) among Bambusa, its Affiliates, or its Sublicensees for subsequent resale (unless one such Person is an end-user of the Licensed Product sold), provided that the subsequent resale of such Licensed Product to a Third Party will be included in the computation of Net Sales.
If a Licensed Product is sold as a Combination Product in a country, then Net Sales of such Licensed Product in such country will be calculated as follows:
i.If a Selling Party separately sells in finished form in such country both a product containing as its sole therapeutically active pharmaceutical ingredient(s) the Licensed Compound(s) contained in such Combination Product (such product, a “Licensed Mono Product”) and a product containing as its sole therapeutically active pharmaceutical ingredient(s) the Other Active Ingredient(s) contained in such Combination Product (such product, a “Other Mono Product”), then the Net Sales attributable to such Combination Product will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average Net Sales price of such Licensed Mono Product, and B is the average net sales price (determined in the same manner as “Net Sales”) of such Other Mono Product, in each case, during the period to which the Net Sales calculation applies in such country.
ii.If a Selling Party separately sells in finished form in such country a Licensed Mono Product, but does not separately sell in finished form in such country an Other Mono Product, then the Net Sales attributable to such Combination Product will be calculated by multiplying the total Net Sales of such Combination Product by the fraction A/C, where A is the average Net Sales price of such Licensed Mono Product, and C is the average Net Sales price of the Combination Product, in each case, during the period to which the Net Sales calculation applies in such country.
iii.If a Selling Party does not separately sell in finished form in such country a Licensed Mono Product, but does separately sell in finished form in such country an Other Mono Product, then the Net Sales attributable to such Combination Product will be calculated by multiplying the Net Sales of such Combination Product by the fraction (D-E)/D, where D is the average Net Sales price of the Combination Product, and E is the average net sales price (determined in the same manner as “Net Sales”) of such Other Mono Product, in each case, during the period to which the Net Sales calculation applies in such country.
iv.If a Selling Party does not separately sell in finished form in such country either a Licensed Mono Product or an Other Mono Product, then the Net Sales attributable to such Combination Product will be determined by the Parties in good faith based on the relative fair market value of the Licensed Compound(s) contained in such Combination Product and the Other Active Ingredient(s) contained in such Combination Product. If, after good faith negotiations not to exceed [***], the Parties cannot agree on the Net Sales attributable to such Combination Product, then the relative fair market value of the Licensed Compound(s) contained in such Combination Product and the Other Active Ingredient(s) contained in such Combination Product will be referred for resolution in accordance with the procedures set forth in Exhibit A (Baseball Arbitration).
1.71.“Oncology Field” means the treatment, palliation, diagnosis, or prevention of cancer in humans.
1.72.“Oncology Product” means any Licensed Product for which Bambusa or any of its Affiliates (a) has completed IND-enabling studies (including cell line development, GMP manufacturing, and IND-enabling toxicology studies), and (b) intends to submit an IND filing for use of such Licensed Product in any indication in the Oncology Field.
1.73.“Other Active Ingredient(s)” means any therapeutically active pharmaceutical ingredient that is not a Licensed Compound, excluding any vehicles, adjuvants, excipients, coatings, stabilizers, solvents, and controlled release technologies.
1.74.“Patents” means: (a) any national, regional, or international patent or patent application, including any provisional patent application and any right to claim priority from any of these patents or patent applications; (b) any patent application filed either from such a patent, patent application, or provisional application, or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application; (c) any patent that has issued or in the future issues from any of the foregoing patent applications ((a) and (b)), including any utility model, petty patent, design patent, and certificate of invention; (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination, and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation, or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.
1.75.“Person” means an individual, corporation, partnership, joint venture, limited liability company, firm, Governmental Authority, Regulatory Authority, unincorporated organization, trust, association, or other entity not specifically listed in this definition, and any agency of the foregoing.
1.76.“Phase II Clinical Trial” means a Clinical Trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, including the trials referred to in 21 C.F.R. § 312.21(b) (or any foreign equivalent thereof).
1.77.“Phase III Clinical Trial” means a pivotal/registrational Clinical Trial with a defined dose or a set of defined doses of a product, designed to ascertain efficacy and safety of such product and enable the preparation and submission of a MAA for such product, including the trials referred to in 21 C.F.R. § 312.21(c) (or any foreign equivalent thereof). For clarity, a phase IIb clinical trial may be a Phase III Clinical Trial.
1.78.“Pricing and Reimbursement Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical or biologic product or that will be reimbursed by Governmental Authorities for a pharmaceutical or biologic product, in each case, in a country or other jurisdiction where Governmental Authorities approve or determine pricing for pharmaceutical or biologic products for reimbursement or otherwise.
1.79.“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent: (a) the preparation, filing, prosecution, and maintenance of such Patent; (b) the initiation or defense of any related opposition, re-issuance, post-grant review, inter-partes review, derivation, re-examination request, nullity action, interference, or other similar post-grant proceeding with respect to such Patent and any appeal therefrom, in each case, except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 8.4 (Enforcement); and (c) actions to obtain patent term extensions, supplementary protection certificates, and the like with respect to such Patent.
1.80.“Regulatory Approval” means, with respect to any country or other jurisdiction in the Territory, receipt of all approvals, clearances, licenses, registrations, or authorizations of any Regulatory Authority that are necessary for the commercial marketing and sale of a pharmaceutical or biologic product for a particular indication in such country or other jurisdiction, which may include accelerated or conditional approvals such as Accelerated Approval (with respect to the FDA) or Conditional Marketing Authorization (with respect to the EMA). “Regulatory Approval” excludes any Pricing and Reimbursement Approval.
1.81.“Regulatory Authority” means, with respect to any country or other jurisdiction in the Territory, any applicable national, supra-national, regional, federal, state, or local regulatory agency, ministry, department, bureau, commission, council, or other Governmental Authority involved in granting Regulatory Approvals, Special Approvals, or Pricing and Reimbursement Approvals for pharmaceutical or biologic products in such country or other jurisdiction, including the FDA in the United States, the European Medicines Agency (“EMA”) or European Commission (as applicable) in the EU, the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom, the Pharmaceutical and Medical Device Agency (PMDA) in Japan, the National Medical Products Administration (NMPA) in the People’s Republic of China, or in each case, any successor entity thereto or corresponding authorities in any other country or jurisdiction.
1.82.“Regulatory Exclusivity” means, with respect to a Licensed Product and a country, a period of exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that provides the exclusive right to market and sell such Licensed Product in such country and prohibits the commercialization of a Biosimilar Product in such country (e.g., any applicable orphan drug exclusivity, pediatric exclusivity, or data exclusivity).
1.83.“Regulatory Materials” means all regulatory applications, submissions, notifications, communications, correspondences, registrations, approvals, and other filings submitted to, received from, or otherwise conducted with a Regulatory Authority in connection with exploiting a pharmaceutical or biologic product in a particular country or other jurisdiction in the Territory. Regulatory Materials include: (a) all Regulatory Approvals, Special Approvals, and Pricing and Reimbursement Approvals; (b) drug master files (if applicable), INDs, MAAs, and other approvals that allow for the use of a compound or product in Clinical Trials or permit and maintain the regulatory application in good standing with the relevant Regulatory Authority; and (c) records and minutes of formal and informal meetings with Regulatory Authorities regarding INDs, MAAs, and similar filings.
1.84.“Reversion IP” means any Know-How and Patents that are: (a) Controlled by Bambusa or any of its Affiliates as of the effective date of the applicable termination of this Agreement; and (b) actually used with respect to (in the case of Know-How) or Cover (with respect to Patents) any Licensed Compound or Licensed Product in the form it exists as of the effective date of the applicable termination of this Agreement; excluding (i) any Know-How that (A) relates to any compound or product of Bambusa or any of its Affiliates other than the Licensed Compounds (including any Other Active Ingredient in a Combination Product), and (B) is not necessary or reasonably useful (as reasonably determined by Bambusa) to Exploit the Licensed Compound (as a sole therapeutically active pharmaceutical ingredient) in the Field in the Territory; or (ii) any Patent that (A) Covers any compound or product of Bambusa or any of its Affiliates other than the

Licensed Compounds (including any Other Active Ingredient in a Combination Product), and (B) does not Cover any Licensed Compound.
1.85.“Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing upon the First Commercial Sale of such Licensed Product in such country in the Territory and ending upon the latest to occur of: (a) the expiration in such country of the last Valid Claim of the Licensed Patents Covering such Licensed Product; [***].
1.86.“Sanctioned Jurisdiction” means a country, state, territory, or region which is subject to comprehensive economic or trade restrictions under applicable Customs and Trade Laws, which may change from time to time and with due regard to the EU and German anti-blocking statute.
1.87.“Sanctioned Party” means (a) any Person included on one or more of the Sanctioned Party Lists, (b) any Person owned 50% or more by, or acting on behalf of, a Person included on one or more of the Sanctioned Party Lists, or (c) any Person otherwise the subject of economic or trade sanctions or import or export restrictions under Customs and Trade Laws.
1.88.“Sanctioned Party List” means any list of sanctioned, restricted, or blocked Persons administered and maintained by an applicable Governmental Authority, including: the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, or Sectoral Sanctions Identifications List, and any other list of sanctioned, restricted, or blocked persons administered and maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any successor agency thereto (“OFAC”); the Denied Persons List, the Entity List, or the Unverified List, in each case, of the U.S. Department of Commerce’s Bureau of Industry and Security; the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; and any list of sanctioned, restricted, or blocked Persons administered and maintained by the U.S. Department of State, and in each case, with due regard to the EU and German anti-blocking statute.
1.89.“Segregate” means, with respect to a Bambusa Competing Product or Biotheus Competing Product (as applicable), to segregate the Discovery research activities with respect to such Bambusa Competing Product or Biotheus Competing Product (as applicable) from all Discovery research activities with respect to the Licensed Compounds and Licensed Products, including ensuring that: (a) no personnel involved in performing Discovery research activities with respect to such Bambusa Competing Product or Biotheus Competing Product (as applicable) are given access to non-public plans or non-public information relating to the Discovery research activities for the Licensed Compounds or Licensed Products; and (b) no personnel involved in performing the Discovery research activities for the Licensed Compounds or Licensed Products are given access to non-public plans or non-public information relating to the Discovery research activities with respect to such Bambusa Competing Product or Biotheus Competing Product (as applicable).

1.90.“Selling Party” means Bambusa or any of its Affiliates or Sublicensees, as applicable.
1.91.“Special Approval” means any approval by a Regulatory Authority or other Governmental Authority that permits the commercial sale of a Licensed Product for profit prior to its Regulatory Approval or any Pricing and Reimbursement Approval, including: (a) emergency use authorization; (b) sale on a named patient basis or for compassionate use; and (c) authorization for sale in a special care zone for medical treatments.
1.92.“Strategic Patent Reason” means benefiting, or avoiding a negative impact to, the overall Patent portfolio strategy for any Licensed Compound or Licensed Product.
1.93.“Sublicensee” means any wholly-owned subsidiary of Bambusa or Third Party, in each case, that is granted a sublicense under the rights granted in Section 2.1 (License to Bambusa), as provided in Section 2.3 (Sublicensing).
1.94.“Territory” means worldwide.
1.95.“Third Party” means (a) with respect to Biotheus, any Person other than Biotheus or an Affiliate of Biotheus; and (b) with respect to Bambusa, any Person other than Bambusa or an Affiliate of Bambusa.
1.96.“Trademark” means any word, name, symbol, color, designation, or device, or any combination thereof, that functions as an identifier of the source or origin of goods or services, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol, or domain name, whether or not registered, including the goodwill associated with each of the foregoing.
1.97.“United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.98.“Upstream Agreement” means any Third Party agreement entered by Biotheus or any of the Biotheus Affiliates as of the Effective Date or during the Term, in each case, pursuant to which Biotheus or any of the Biotheus Affiliates Control any Licensed IP (subject to the terms and conditions of this Agreement, including those set forth in Section 2.5 (Upstream Agreements)).
1.99.“Valid Claim” means: [***].
The following terms will have the respective meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“AAA”	13.3 (Binding Arbitration)
“AAA Rules”	13.3 (Binding Arbitration)
“Adimab”	1.2 (“Adimab License Agreement”)
“Agreement”	Preamble

Term	Section
“Auditor”	7.11.2 (Audit Right)
“Background Know-How”	1.5 (“Background IP”)
“Bambusa”	Preamble
“Bambusa [***] Agreement”	9.3.3 (Bambusa [***] Agreement)
“Bambusa Indemnitee”	10.1 (Indemnification by Biotheus)
“Bankruptcy Code”	14.11 (Section 365(n))
“Biotheus”	Preamble
“Biotheus [***] Agreement”	2.5.3 (Biotheus [***] Agreement)
“Biotheus Development Activities”	4.1 (Biotheus Development Activities)
“Biotheus Indemnitee”	10.2 (Indemnification by Bambusa)
“Collaboration Agreement”	Recitals
“Competitive Infringement”	8.4.1 (Notice)
“Development Milestone Event”	7.3.1.1 (Development Milestones)
“Development Milestone Payment”	7.3.1.1 (Development Milestones)
“Development Plan”	5.2.3 (Development Plan)
“Diligence Period”	2.3.3 (Diligence Package; Consent)
“Disclosing Party”	11.1 (Confidential Information)
“Dispute”	13.2 (Exclusive Dispute Resolution Mechanism)
“Effective Date”	Preamble
“EMA”	1.81 (“Regulatory Authority”)
“Existing Upstream Agreements”	9.2.2.1 (Upstream Agreements)
“Exploit” or “Exploitation”	2.1 (License to Bambusa)
“First Commercial Sale Milestone Event”	7.3.2.1 (First Commercial Sale Milestones)
“First Commercial Sale Milestone Payment”	7.3.2.1 (First Commercial Sale Milestones)
“Grace Period”	7.10 (Late Payment)
“IL23p19”	Recitals
“Indemnifying Party”	10.3 (Indemnification Procedures)
“Indemnitee”	10.3 (Indemnification Procedures)
“Indirect Tax”	7.8.4 (Indirect Taxes)
“JSC”	6.1 (Formation; Purpose)
“Licensed Mono Product”	1.70 (“Net Sales”)
“Losses”	10.1 (Indemnification by Biotheus)
“New License Agreement”	12.9.3 (Sublicense Survival)
“OFAC”	1.88 (“Sanctioned Party List”)
“Other Mono Product”	1.70 (“Net Sales”)
“Party” or “Parties”	Preamble
“Patent Challenge”	12.7 (Termination by Biotheus for Patent Challenge)
“Product Marks”	8.9 (Trademarks)
“Program Transfer Date”	2.5.2 (Adimab License Agreement)

Term	Section
“Prospective Sublicense Notice”	2.3.1 (Notice)
“Publication”	11.9.1 (Right to Publish)
“Receiving Party”	11.1 (Confidential Information)
“Restricted Data”	9.5.5 (Restricted Data EO)
“Restricted Data EO”	9.5.5 (Restricted Data EO)
“Reversion Trademarks”	12.9.5 (Reversion Trademarks)
“Royalty”	7.4 (Royalty)
“Sales Milestone Event”	7.3.3.1 (Sales Milestones)
“Sales Milestone Payment”	7.3.3.1 (Sales Milestones)
“Shelving Event”	12.6 (Termination by Biotheus for Shelving)
“Specific Diligence Event”	5.2.2 (Specific Diligence)
“Term”	12.1 (Term)
“Third Party Claim”	10.1 (Indemnification by Biotheus)
“TL1A”	Recitals
“Transferred Cell Line”	Schedule 2.10.3 (Transferred Materials)
“Transferred Materials”	2.10.3 (Transfer of Materials)
“Upstream Payments”	7.6 (Upstream Payments)
2.LICENSES
2.1.License to Bambusa. Subject to the terms and conditions of this Agreement, effective as of the Program Transfer Date, Biotheus (on behalf of itself and the Biotheus Affiliates) hereby grants to Bambusa an exclusive (even as to Biotheus and each of the Biotheus Affiliates, subject to Section 2.7 (Biotheus Retained Rights)), transferable (solely in accordance with Section 14.8 (Assignment)), royalty-bearing license, with the right to sublicense solely in accordance with Section 2.3 (Sublicensing), under the Licensed IP to Develop, Manufacture, Commercialize, make, have made, use, sell, offer for sale, import, export, and otherwise exploit (collectively, “Exploit” or “Exploitation”) Licensed Compounds and Licensed Products in the Field in the Territory. Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to, use or practice the Licensed IP outside the scope of the license granted in this Section 2.1 (License to Bambusa) or otherwise not in compliance with the terms and conditions of this Agreement.
2.2.Covenant Not to Sue. Subject to the terms and conditions of this Agreement, effective as of the Program Transfer Date, Bambusa covenants to Biotheus and its Affiliates and any Biotheus (Sub)licensees that Bambusa and its Affiliates will not, directly or indirectly: (a) initiate any judicial or administrative claim, suit, demand, action, or other proceeding against Biotheus or any of its Affiliates or Biotheus (Sub)licensees alleging that the use or practice of any Licensed IP outside the scope of the license granted to Bambusa under Section 2.1 (License to Bambusa) by Biotheus or any of its Affiliates or Biotheus (Sub)licensees

(including (i) with respect to compounds and products other than the Licensed Compounds and Licensed Products, and (ii) with respect to targets or combinations of targets other than the Licensed Target Combination), infringes any Bambusa Foreground Patents; or (b) grant any (sub)license to, or assign, sell, or transfer rights to, collaborate with, work for the benefit of, or otherwise knowingly enable a Third Party to do any of the foregoing. This covenant not to sue may be assigned or transferred solely in accordance with Section 14.8 (Assignment).
2.3.Sublicensing.
2.3.1.Notice. Bambusa will provide prior written notice to Biotheus identifying its intention to grant a sublicense under the rights granted in Section 2.1 (License to Bambusa), including (at minimum): (a) the identity of the prospective Sublicensee and each of its Affiliates, including registered entity name, jurisdiction, and business address; (b) the purpose of the prospective sublicense agreement; and (c) the prospective license scope, territory, and duration (any such notice, a “Prospective Sublicense Notice”).
2.3.2.Right to Sublicense. Bambusa will have the right to grant sublicenses under the rights granted in Section 2.1 (License to Bambusa), through one or more tiers:
2.3.2.1.to a wholly-owned subsidiary of Bambusa (for so long as such entity remains a wholly-owned subsidiary of Bambusa), without Biotheus’ prior written consent;
2.3.2.2.to any Third Party that is a Listed Biopharmaceutical Company as of the execution of the applicable sublicense agreement, without Biotheus’ prior written consent; or
2.3.2.3.to any Third Party that is not a Listed Biopharmaceutical Company as of the execution of the applicable sublicense agreement, with Biotheus’ prior written consent (not to be unreasonably withheld, conditioned, or delayed; provided that Biotheus shall evaluate whether to grant or withhold such a written consent in a fair and non-discriminatory manner, and Biotheus shall not withhold such a written consent solely on the basis that: (a) such prospective Sublicensee competes with Biotheus in any territory with respect to products that are unrelated to the Licensed Products or the subject matter of this Agreement; or (b) such prospective Sublicensee is, or has been, involved in any actual, pending, or threatened litigation, dispute, or claim against Biotheus or any of its Affiliates that is unrelated to the Licensed Products or the subject matter of this Agreement).

In no event will any prospective Sublicensee or any of its Affiliates, or any of their respective beneficial owners, directors, officers, or employees, be Debarred/Excluded.
2.3.3.Diligence Package; Consent. With respect to any prospective Sublicensee that would not be a wholly-owned subsidiary of Bambusa or a Listed Biopharmaceutical Company as of the execution of the applicable sublicense agreement, Bambusa will deliver to Biotheus a Diligence Package concurrently with the applicable Prospective Sublicense Notice. During the [***]-day period following Biotheus’ receipt of the Diligence Package (the “Diligence Period”), Bambusa will as soon as practicable respond to Biotheus’ reasonable questions regarding such prospective Sublicensee and its Affiliates and the prospective sublicense agreement. On or before the last day of the Diligence Period, Biotheus will respond by either expressly granting or expressly withholding consent for the grant of a sublicense under the rights granted in Section 2.1 (License to Bambusa) to such prospective Sublicensee; provided, however, that if Biotheus does not provide such response on or before the last day of the Diligence Period, then Biotheus’ consent for the grant of a sublicense under the rights granted in Section 2.1 (License to Bambusa) to such prospective Sublicensee will be deemed to have been granted. If Biotheus responds within such Diligence Period by expressly withholding consent for the grant of a sublicense under the rights granted in Section 2.1 (License to Bambusa) to such prospective Sublicensee, then Biotheus will provide Bambusa with a reasonable basis for such decision.
2.3.4.Terms of Sublicenses. All sublicenses under the rights granted in Section 2.1 (License to Bambusa) will be subject to a written agreement that is consistent with, and subject in all respects to, the applicable terms and conditions of this Agreement and any applicable Upstream Agreement. Without limiting the foregoing, Bambusa will ensure that each such sublicense agreement will: (a) include diligence obligations that are at least as stringent as those set forth in Section 5.2 (Diligence), taking into account any differences in license scope, territory, and duration in the applicable sublicense agreement; (b) include intellectual property ownership terms consistent with those set forth in Section 8.1 (Ownership); (c) include confidentiality and non-use provisions that are at least as stringent as those set forth in Article 11 (Confidentiality); (d) contain a right for Bambusa to terminate the sublicense agreement for (i) a Patent Challenge by the Sublicensee no less restrictive than that set forth in Section 12.7 (Termination by Biotheus for Patent Challenge), and (ii) a Shelving Event by the Sublicensee no less restrictive than that set forth in Section 12.6 (Termination by Biotheus for Shelving); and (e) preclude the granting of further sublicenses without compliance with all terms of this Section 2.3 (Sublicensing), which will apply with respect to any sublicense granted through multiple tiers by a Sublicensee, mutatis mutandis.
2.3.5.Copy of Sublicense Agreement. Bambusa will provide Biotheus with a fully-executed, true, and complete copy of each sublicense agreement no later than [***] days after the execution thereof; provided that such copy may be redacted to omit financial and other commercially sensitive terms to the extent such terms are not necessary for Biotheus to verify Bambusa’s compliance with the terms and conditions of this Agreement or any applicable Upstream Agreement.
2.3.6.Responsibility for Sublicensees. Bambusa will remain responsible for the actions and inactions of all Sublicensees to the same extent as if such actions or inactions were done by Bambusa, and Biotheus will have the right to proceed directly against Bambusa without any obligation to first proceed against such Sublicensee. Any attempted sublicense not in accordance with the terms and conditions of this Agreement will be null, void, and of no legal effect.
2.4.Subcontracting. Bambusa will have the right to subcontract the performance of its obligations under this Agreement to one or more Affiliates or Third Party subcontractors engaged on a fee-for-service basis (such as contract research organizations, contract manufacturing organizations, Clinical Trial sites, distributors, wholesalers, and contract sales organizations), without first obtaining Biotheus’ prior written consent. Any such subcontract may include a sublicense under the rights granted in Section 2.1 (License to Bambusa) solely to the extent necessary for the performance of the subcontract, provided that the applicable subcontractor will not be considered a Sublicensee under this Agreement or subject to the terms set forth in Section 2.3 (Sublicensing) as a result of the grant of such limited sublicense. All subcontracts will be pursuant to a written agreement that is consistent with, and subject in all respects to, the applicable terms and conditions of this Agreement and any applicable Upstream Agreement. Bambusa will remain responsible for the actions and inactions of all subcontractors to the same extent as if such actions or inactions were done by Bambusa, and Biotheus will have the right to proceed directly against Bambusa without any obligation to first proceed against such subcontractor. This Section 2.4 (Subcontracting) will apply with respect to any subcontract entered by an Affiliate or Sublicensee of Bambusa, mutatis mutandis.
2.5.Upstream Agreements.
2.5.1.Compliance. Bambusa acknowledges and agrees that: (a) the rights and licenses granted to Bambusa under this Agreement are subject to the applicable terms and conditions of each Upstream Agreement; (b) Biotheus’ and its Affiliates’ abilities to comply with their respective obligations, and grant rights and licenses to Bambusa, under this

Agreement are limited in all respects by any and all terms and conditions of each Upstream Agreement; and (c) neither Biotheus nor its Affiliates will be required to (i) take any action, or fail to take any action, that would cause Biotheus or its Affiliates to be in breach of any Upstream Agreement, or (ii) grant or rights or licenses to Bambusa hereunder that are in violation of, or otherwise inconsistent with, any Upstream Agreement. In the course of performing its obligations or exercising its rights under this Agreement, Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, comply with all applicable terms and conditions of each Upstream Agreement.
2.5.2.Adimab License Agreement. The Parties acknowledge and agree that, as soon as practicable following the Effective Date and subject to Bambusa’s payment of the applicable option exercise fee (including pass-through costs for taxes, if applicable) under Section 7.6 (Upstream Payments), Biotheus shall exercise an option right under the Adimab License Agreement with respect to the Licensed Compounds, and Biotheus’ ability to grant sublicenses under certain technology that is licensed to Biotheus under the Adimab License Agreement is subject to Biotheus’ exercise of such option right pursuant to the terms and conditions of the Adimab License Agreement. The Parties acknowledge and agree that, as of the Effective Date, no sublicense is granted to Bambusa under any technology that is licensed to Biotheus under the Adimab License Agreement, and, accordingly, (a) the Adimab License Agreement is not an Upstream Agreement under this Agreement, and (b) this Agreement is not a “Licensee Agreement” (as defined in the Adimab License Agreement) under the Adimab License Agreement, in each case ((a) and (b)), as of the Effective Date. Biotheus will provide Bambusa with prompt written notice of the exercise of its option right under the Adimab License Agreement with respect to the Licensed Compounds (the date of such notice, the “Program Transfer Date”). If and to the extent Biotheus exercises an option right with respect to the Licensed Compounds under the Adimab License Agreement following the Effective Date, any Know-How or Patents that are licensed to Biotheus under the Adimab License Agreement will be considered Controlled by Biotheus for purposes of this Agreement and included within the definition of Licensed IP, and, accordingly, the Adimab License Agreement will be added to the definition of Upstream Agreement; provided that such Know-How or Patents otherwise meet all criteria set forth in the definitions of Control and Licensed IP. If and to the extent the Adimab License Agreement becomes an Upstream Agreement following the Effective Date, (i) Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, comply with all applicable terms of the Adimab License Agreement, including those terms of the Adimab License Agreement set forth in Schedule 2.5.2 (Adimab License Agreement), in the course of performing its obligations or exercising its rights under this Agreement; and (ii) Bambusa will pay all costs, expenses, payments, and other financial obligations owed by Biotheus or any of the Biotheus Affiliates under the Adimab License Agreement in accordance with Section 7.6 (Upstream Payments) hereof.
2.5.3.Biotheus [***] Agreement. Bambusa acknowledges and agrees that: (a) it is granted no rights or licenses under that certain [***] (“Biotheus [***] Agreement”); (b) the [***] and any Know-How, Patents, or other intellectual property rights licensed to [***] under the Biotheus [***] Agreement, in each case, are not Licensed IP and, accordingly, such Biotheus [***] Agreement is not an Upstream Agreement; and (c) Bambusa has received the “Letter to Third Parties” in connection with such Biotheus [***] Agreement. Further, Bambusa acknowledges and agrees that: (i) Biotheus’ and its Affiliates’ abilities to comply with their respective obligations under this Agreement (including its obligations under Section 2.10 (Technology Transfer) and Section 8.1 (Ownership)) are limited in all respects by any and all terms and conditions of the Biotheus [***] Agreement; and (ii) neither Biotheus nor its Affiliates will be required to take any action, or fail to take any action, that would cause Biotheus or its Affiliates to be in breach of the Biotheus [***] Agreement.
2.5.4.Amendments to Upstream Agreements. Following the Program Transfer Date, Biotheus will maintain each Upstream Agreement in full force and effect during the term thereof and shall not terminate, amend, waive, or otherwise modify (or consent to any of the foregoing) its rights under any Upstream Agreement in any manner that: (a) materially diminishes the rights or licenses granted to Bambusa to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory hereunder, or (b) increases or generates any new payment obligation under any Upstream Agreement that would apply to Bambusa, in each case ((a) and (b)), without Bambusa’s express written consent (not to be unreasonably withheld, conditioned, or delayed).
2.6.No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party nor any of their respective Affiliates grants, or will acquire, by virtue of this Agreement, any license or other rights, title, or interests under any Know-How, Patents, or other intellectual property rights (whether by implication, estoppel, or otherwise).
2.7.Biotheus Retained Rights. Notwithstanding any provision to the contrary set forth in this Agreement, Biotheus and its Affiliates retain the rights to use and practice the Licensed IP; (a) to perform their obligations and exercise their rights under this Agreement, including to perform research and other preclinical and non-clinical Development activities with respect to the Licensed Compounds and

Licensed Products in the Field in the Territory for the purpose of performing their obligations and exercising their rights in the Agreement (e.g., generating data for the purpose of exercising their right to Prosecute and Maintain certain Patents under this Agreement); and (b) outside the scope of the license granted to Bambusa under Section 2.1 (License to Bambusa), including: (i) with respect to compounds and products other than the Licensed Compounds and Licensed Products, and (ii) with respect to targets or combinations of targets other than the Licensed Target Combination.
2.8.Oncology Field.
2.8.1.During the Term, on an Oncology Product-by-Oncology Product basis, Bambusa will provide Biotheus with written notice of each Oncology Product within [***] days following the completion of IND-enabling studies (including cell line development, GMP manufacturing, and IND-enabling toxicology studies) for such Oncology Product. If, within [***] days following Biotheus’ receipt of such notice, Biotheus provides a written notice to Bambusa exercising its negotiation right under this Section 2.8.1 with respect to the Oncology Product that is the subject of such notice, then the Parties shall negotiate in good faith and on a non-exclusive basis for a period of [***] days the terms and conditions of a definitive agreement pursuant to which Biotheus would buy back from Bambusa all rights granted to Bambusa under this Agreement with respect to such Oncology Product solely in the Oncology Field in the Territory (or any country or region therein desired by Biotheus).
2.8.2.During the Term, on a Licensed Product-by-Licensed Product basis, if Bambusa decides to seek an arrangement with a Third Party pursuant to which Bambusa would grant such Third Party any rights to Exploit such Licensed Product solely in the Oncology Field in the Territory (or any country or region therein), Bambusa will promptly provide Biotheus with written notice of its intention. If, within [***] days following Biotheus’ receipt of such notice, Biotheus provides a written notice to Bambusa exercising its negotiation right under this Section 2.8.2 with respect to the Licensed Product that is the subject of such notice, then the Parties shall negotiate in good faith and on a non-exclusive basis for a period of [***] days the terms and conditions of a definitive agreement pursuant to which Biotheus would acquire (by buy-back, license, or otherwise) rights with respect to such Licensed Product solely in the Oncology Field in such Territory (or any such other country or region therein).
2.9.Third Party Rights. During the Term, if Bambusa identifies any Patent or Know-How owned or controlled by a Third Party in a particular country or other jurisdiction that it reasonably believes is necessary to Exploit a Licensed Compound or a Licensed Product in the Field in the Territory, then Bambusa will so notify Biotheus. Bambusa will have the right, but not the obligation, to acquire such rights (by license or otherwise) in the Field in the Territory. If Bambusa acquires such rights (by license or otherwise), then Bambusa will be solely responsible for all costs, expenses, and payments owed to the applicable Third Party under the applicable agreement. Bambusa will use reasonable efforts to ensure that any such Third Party agreement includes the right for Bambusa to grant a license or sublicense to Biotheus under any rights that would be licensed or sublicensed to Biotheus as Reversion IP following termination of this Agreement, such that Bambusa Controls such rights for purposes of this Agreement.
2.10.Technology Transfer.
2.10.1.Initial Know-How Transfer. During the [***]-day period following the Program Transfer Date, Biotheus will provide to Bambusa copies of all Know-How included within the Licensed Know-How as of the Program Transfer Date (in its original form), including copies of Schedule 1.58 (Lead Compound) and Schedule 1.6 (Back-up Compounds) setting forth the amino acid sequence of the Lead Compound and each Back-up Compound, respectively.
2.10.2.Ongoing Know-How Transfer. Following completion of the initial transfer to Bambusa under Section 2.10.1 (Initial Know-How Transfer), Biotheus will provide to Bambusa copies of any Biotheus Foreground Know-How included within the Licensed Know-How and not already provided to Bambusa pursuant to Section 2.10.1 (Initial Know-How Transfer) (in its original form) within the [***]-day period following the date such Biotheus Foreground Know-How is first generated, conceived, created, invented, or otherwise made by or on behalf of Biotheus or its Biotheus Affiliates in the performance of activities under this Agreement; provided that, if Biotheus has not filed a patent application protecting its rights in any such Biotheus Foreground Know-How as of the end of such [***]-day period, then Biotheus will have the right (in its sole discretion) to request a reasonable delay in disclosing such Biotheus Foreground Know-How to Bambusa (not to exceed [***] days) to allow Biotheus to file a patent application protecting Biotheus’ rights in such Biotheus Foreground Know-How.
2.10.3.Transfer of Materials. Within [***] days following the applicable transfer date set forth on Schedule 2.10.3 (Transferred Materials), Biotheus will, at no additional cost, ship the relevant tangible materials set forth on Schedule 2.10.3 (Transferred Materials) in the quantities set forth on Schedule 2.10.3 (Transferred Materials) (the “Transferred Materials”) DAP Incoterms® (2020) to Bambusa’s designated shipping address, using a reputable carrier of Biotheus’ choice. Bambusa may use such Transferred Materials solely for the purpose of Exploiting Licensed Compounds and Licensed Products in the Field in the Territory in accordance with the terms of this Agreement. Without limiting the foregoing, Bambusa’s use of the Transferred Cell Line will be subject in all respects to the terms of the Bambusa [***] Agreement.
2.10.4.Assistance and Consultation. During any such Know-How transfer or transfer of Transferred Materials, Biotheus will provide Bambusa with reasonable access by teleconference to Biotheus personnel involved in the Development of the Licensed Compounds and Licensed Products to provide Bambusa with a reasonable level of technical assistance and consultation in connection with understanding such Know-How or Transferred Materials. Biotheus will provide up to [***] total hours of technical assistance or consultation under this Section 2.10 (Technology Transfer) at no additional cost; provided that any out-of-pocket costs incurred in connection with providing any such technical assistance or consultation will be subject to Section 7.7 (Reimbursement of Out-of-Pocket Costs). To the extent any additional hours of technical assistance or consultation are requested by Bambusa, the Parties will discuss in good faith the additional financial consideration that will be paid by Bambusa for such additional hours.
3.NON-COMPETE
3.1.Generally. [***].
3.2.Exceptions.
3.2.1.Change of Control. Notwithstanding Section 3.1 (Generally), if Biotheus or any of the Biotheus Affiliates undergo a Change of Control and the applicable Third Party acquiror (or any of such Third Party’s Affiliates) is, at the closing of such Change of Control transaction, conducting Development activities with respect to a Biotheus Competing Product in the I&I Field in the Territory, then the Development of such Biotheus Competing Product by Biotheus or the Biotheus Affiliates following the closing of such Change of Control transaction will not constitute a breach of Section 3.1 (Generally) if Biotheus and the Biotheus Affiliates promptly (but in any event within [***]days following the closing of such Change of Control transaction) establish and enforce internal processes, policies, procedures, and systems to Segregate such Biotheus Competing Product until the expiration of the period set forth in Section 3.1 (Generally). In no event will any such Change of Control transaction be considered a breach of Section 3.1 (Generally), and for the avoidance of doubt, Section 3.1 (Generally) will not restrict the activities of any Third Party acquiror (or any of such Third Party’s Affiliates) that becomes an Affiliate of Biotheus as the result of a Change of Control transaction.

3.2.2.Acquisition. [***].
4.BIOTHEUS DEVELOPMENT ACTIVITIES
4.1.Biotheus Development Activities. Subject to the terms and conditions of this Agreement, Biotheus will conduct the Development activities set forth on Schedule 4.1 (Biotheus Development Activities) with respect to development of a stable cell line for the Licensed Compound(s) and in vitro validation studies on the Licensed Compound(s) (“Biotheus Development Activities”). Biotheus will have the right to engage its Affiliates and Third Party subcontractors to perform Biotheus’ obligations under this Section 4.1 (Biotheus Development Activities). Schedule 4.1 (Biotheus Development Activities) may not be adjusted, amended, or modified without mutual written agreement by the Parties in accordance with Section 14.2 (Amendment), and for the avoidance of doubt, the JSC will have no authority to adjust, amend, or modify Schedule 4.1 (Biotheus Development Activities). To the extent Bambusa requests and Biotheus agrees to perform any additional Development activities not set forth on Schedule 4.1 (Biotheus Development Activities) as of the Effective Date, the Parties will discuss in good faith the additional financial consideration that will be paid by Bambusa for the performance of such additional Development activities.
4.2.Costs and Expenses. Biotheus will dedicate up to [***] total hours to conducting the Biotheus Development Activities at no additional cost; provided that any out-of-pocket costs incurred in the conduct of the Biotheus Development Activities will be subject to Section 7.7 (Reimbursement of Out-of-Pocket Costs). To the extent any additional hours are required to conduct the Biotheus Development Activities, the Parties will discuss in good faith the additional financial consideration that will be paid by Bambusa for such additional hours.
5.DEVELOPMENT AND COMMERCIALIZATION
5.1.Responsibility. After the Program Transfer Date, except for the Biotheus Development Activities and subject to the terms and conditions of this Agreement (including Section 2.7 (Biotheus Retained Rights)), Bambusa (itself or through its Affiliates or Sublicensees) will be solely responsible for and will solely control all Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory, at its sole cost and expense.
5.2.Diligence.
5.2.1.General Diligence. After the Program Transfer Date, Bambusa (itself or through its Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Develop, obtain Regulatory Approval for, and Commercialize at least one Licensed Product in the Field in the Territory. Without limiting the foregoing, Bambusa (itself or through its Affiliates or Sublicensees) will: (a) use Commercially Reasonable Efforts to Develop and obtain

Regulatory Approval for at least one Licensed Product in each Major Market; and (b) on a country-by-country and Licensed Product-by-Licensed Product basis, if Bambusa (itself or through its Affiliates or Sublicensees) obtains Regulatory Approval for any Licensed Product in any country in a Major Market, use Commercially Reasonable Efforts to obtain Pricing and Reimbursement Approval (where applicable) for such Licensed Product and launch such Licensed Product in such country.
5.2.2.Specific Diligence. Bambusa (itself or through its Affiliates or Sublicensees) will: (a) obtain IND Approval for at least one Licensed Product in any country in the Territory on or before the [***] anniversary of the Program Transfer Date; and (b) dose the first patient with a Licensed Product in a Phase II Clinical Trial in the Territory on or before the [***] anniversary of the Program Transfer Date (each, a “Specific Diligence Event”); provided, however, that, in each case of (a) and (b), Bambusa shall not be deemed to have breached its obligations to achieve a Specific Diligence Event under this Section 5.2.2 (Specific Diligence) if failure to achieve such Specific Diligence Event would not have occurred “but for” (i) the breach of any of Biotheus’ representations, warranties, or covenants under this Agreement, or (ii) the willful misconduct or gross negligence of Biotheus or any Biotheus Affiliate in connection with this Agreement. On a Specific Diligence Event-by-Specific Diligence Event basis, Bambusa will have the right to extend the deadline for such Specific Diligence Event by an additional [***] calendar months by providing written notice to Biotheus prior to expiration of the applicable period; provided that such extension right may only be exercised one time per Specific Diligence Event.
5.2.3.Development Plan. After the Program Transfer Date, Bambusa (itself or through its Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Develop the Licensed Products in accordance with Bambusa’s then-current development plan for the Licensed Products (the “Development Plan”). The initial Development Plan for the Licensed Products is set forth on Schedule 5.2.3 (Initial Development Plan). Bambusa may amend the Development Plan from time to time during the Term, and will promptly provide a copy of each such amended Development Plan to Biotheus. Bambusa will as soon as practicable respond to Biotheus’ reasonable questions regarding the Development Plan. Such Development Plan(s) and any additional information provided by Bambusa hereunder will be the Confidential Information of Bambusa and subject to the terms of Article 11 (Confidentiality).

5.3.Reporting.
5.3.1.Development Reports. On a Licensed Product-by-Licensed Product basis, during the period beginning on the Program Transfer Date and ending on the payment of the last First Commercial Sale Milestone Payment, Bambusa will provide a reasonably detailed written report to Biotheus on a Calendar Year basis, summarizing: (a) the Development and pre-launch Commercialization activities for such Licensed Product performed during such Calendar Year period; (b) the Development and pre-launch Commercialization activities currently in process for such Licensed Product as of the date of such report; and (c) the future Development and pre-launch Commercialization activities that Bambusa expects to initiate in the next Calendar Year period, including a summary of data, timelines, and results, and a comparison of results versus goals. Without limiting the foregoing, each such report will contain sufficient detail to enable Biotheus to assess Bambusa’s compliance with its applicable diligence obligations set forth in Section 5.2 (Diligence) and progress towards obtaining Regulatory Approval for and launching the applicable Licensed Product. Bambusa will as soon as practicable respond to Biotheus’ reasonable questions regarding such reports. Such reports and any additional information provided by Bambusa hereunder will be the Confidential Information of Bambusa and subject to the terms of Article 11 (Confidentiality).
5.3.2.Commercialization Reports. On a Licensed Product-by-Licensed Product basis, after the First Commercial Sale of such Licensed Product in any country in the Territory, Bambusa will provide a reasonably detailed written report to Biotheus on a Calendar Quarter basis, summarizing: (a) the Commercialization and post-launch Development activities for such Licensed Product performed during such Calendar Quarter period; (b) the Commercialization and post-launch Development activities currently in process for such Licensed Product as of the date of such report; and (c) the future Commercialization and post-launch Development activities that Bambusa expects to initiate in the next Calendar Quarter period, including a summary of timelines and results, and a comparison of results versus goals. Without limiting the foregoing, each such report will contain sufficient detail to enable Biotheus to assess Bambusa’s compliance with its applicable diligence obligations set forth in Section 5.2 (Diligence). Bambusa will as soon as practicable respond to Biotheus’ reasonable questions regarding such reports. Such reports and any additional information provided by Bambusa hereunder will be the Confidential Information of Bambusa and subject to the terms of Article 11 (Confidentiality).

5.4.Development Records. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, maintain complete, current, and accurate books and records with respect to all Development activities conducted in connection with this Agreement. Such records will fully and properly reflect all such work done and results achieved in sufficient detail to verify compliance with Bambusa’s obligations under this Agreement, will be in good scientific manner appropriate for Patent and regulatory purposes, will be kept on a Licensed Product-by-Licensed Product basis, will only record Development activities conducted in connection with this Agreement, and will not include or be comingled with records of Development activities not conducted under this Agreement. Bambusa will, and will require its Affiliates, Sublicensees, and subcontractors to, document all non-clinical and pre-clinical studies and Clinical Trials in formal written study reports in accordance with GLP, GMP, and GCP (as applicable) and in compliance with Applicable Law. Bambusa will, and will require its Affiliates, Sublicensees, and subcontractors to, maintain such books and records for a period of three years after the end of the Term or such longer period as may be required by Applicable Law. Upon Biotheus’ reasonable request (not more frequently than [***] per Calendar Year) Bambusa will, and will cause its Affiliates to, allow Biotheus or its designee to have reasonable access to, and the right to review, such records to the extent allowed by Applicable Law and necessary to verify the compliance with Bambusa’s obligations under this Agreement, at Biotheus’ sole cost and expense. Bambusa will use commercially reasonable efforts to include substantially similar rights as set forth in this Section 5.4 (Development Records) in any sublicense agreement and any applicable subcontract agreement; provided, however, that any such agreement may provide that such access and review would be conducted by Bambusa or one of its Affiliates rather than by Biotheus. Such records will be the Confidential Information of Bambusa and subject to the terms of Article 11 (Confidentiality).
5.5.Clinical Trial Audit Right. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to: (a) only engage subcontractors (including Clinical Trial sites) that will conduct all Clinical Trials with respect to the Licensed Products in compliance with all Applicable Law and GLP, GMP, and GCP (as applicable), and that are approved by the applicable Regulatory Authority in the applicable country or other jurisdiction; and (b) employ Persons with appropriate knowledge, expertise, and experience to conduct and to oversee the conduct of Clinical Trials with respect to the Licensed Products. Upon reasonable written notice, Biotheus may engage an independent, qualified, and reputable auditor to conduct an audit of Bambusa and its Affiliates to determine whether any Clinical Trial for a Licensed Product conducted by Bambusa or such Affiliate is being conducted in compliance with the terms of this Agreement, GLP, GMP, and GCP (as applicable), and all Applicable Law. Such audit may be conducted no more than [***] per 12-month period, except with respect to any “for cause” audit supported by reasonable written evidence, which may be conducted more frequently. After receiving an audit report, Biotheus will provide

Bambusa with a written summary of its findings of any material deficiencies from such standards or other material areas of remediation identified during such audit. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, remediate any such deficiencies no later than [***] days after its receipt of such report, at its sole cost and expense. In the event Bambusa has reasonable grounds to question the completeness or accuracy of the summary, Bambusa shall have the right to request and receive a complete copy of the audit report. Biotheus will bear the costs and expenses of such audit, unless any material deficiencies or material areas of remediation are identified in the course of such audit, in which case Biotheus will invoice Bambusa for all reasonable costs and expenses charged by the auditor in connection with such audit and Bambusa will pay such invoiced amounts in accordance with the invoicing and payment procedures set forth in Section 7.5.3 (Other Amounts Payable). Bambusa will use commercially reasonable efforts to include substantially similar audit rights as set forth in this Section 5.5 (Clinical Trial Audit Right) in any sublicense agreement and any applicable subcontract agreement; provided, however, that any such agreement may provide that such audit would be conducted by an independent, qualified, and reputable auditor engaged by Bambusa or one of its Affiliates instead of an independent, qualified, and reputable auditor engaged by Biotheus.
5.6.Regulatory.
5.6.1.Regulatory Materials. Following the Program Transfer Date, all Regulatory Materials generated or arising from activities under this Agreement with respect to Licensed Compounds or Licensed Products in the Field in the Territory will be owned by and held in the name of Bambusa. Following the Program Transfer Date, Bambusa will, and will cause its Affiliates and Sublicensees to, promptly notify and provide Biotheus with copies of all material regulatory filings submitted for the Licensed Products in any Major Market. Bambusa will as soon as practicable respond to Biotheus’ reasonable questions regarding such filings. Such filings and any additional information provided by Bambusa hereunder will be the Confidential Information of Bambusa and subject to the terms of Article 11 (Confidentiality).
5.6.2.Regulatory Support. Biotheus will provide to Bambusa all reasonable assistance reasonably requested by Bambusa in connection with Bambusa’s preparation, submission to Regulatory Authorities, and maintenance of any Regulatory Materials for the Licensed Compounds or Licensed Products in the Field in the Territory, in each case, solely with respect to those Development activities that were conducted by or on behalf of Biotheus or the Biotheus Affiliates prior to the Program Transfer Date. Biotheus will provide up to [***] total hours of regulatory assistance under this Section 5.6.2 (Regulatory Support) at no additional cost; provided that any out-of-pocket costs incurred in connection with providing any such regulatory assistance will be subject to Section 7.7 (Reimbursement of Out-of-Pocket Costs). To the extent any additional hours of regulatory assistance are requested by Bambusa, the Parties will discuss in good faith the additional financial consideration that will be paid by Bambusa for such additional hours.
5.7.Cell Lines. As between the Parties, Bambusa will be responsible for obtaining all rights and licenses to any Third Party cell banks, Third Party cell lines, and other Third Party materials used in the Exploitation of any Licensed Compound or Licensed Product, at its sole cost and expense, and Biotheus will have no obligation to transfer or otherwise provide any such cell banks, cell lines, or other materials to Bambusa under this Agreement, other than as set forth in Section 2.10.3 (Transfer of Materials).
6.JOINT STEERING COMMITTEE
6.1.Formation; Purpose. Promptly, but no later than [***] Business Days after the Effective Date, the Parties will establish a Joint Steering Committee (“JSC”) to provide a forum for communication between the Parties and aid in the exchange of information between the Parties.
6.2.Membership. The JSC will be comprised of [***] employee representatives from each Party or one of its Affiliates. Each Party may replace its JSC representatives or appoint a proxy at any time upon written notice to the other Party. Each Party may, in its reasonable discretion, invite non-member representatives to attend meetings of the JSC as observers, provided that such representatives are bound by appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those set forth in Article 11 (Confidentiality) but with a duration customary in confidentiality agreements entered into for a similar purpose; provided, further, that the applicable Party will remain responsible for any failure by such representative to treat such Confidential Information as required under Article 11 (Confidentiality) as if such representative were directly bound to the requirements of Article 11 (Confidentiality).
6.3.Meetings. During the Term, the JSC will meet at least [***] per Calendar Quarter or more or less frequently as the Parties mutually deem appropriate. The JSC will meet virtually by means of teleconference, videoconference, or other similar means unless otherwise agreed by the Parties. Each Party will be responsible for all its own expenses of participating in any JSC meeting, including any travel expenses. Bambusa’s JSC representatives will be responsible for calling meetings of the JSC and preparing and circulating an agenda at least [***] Business Days in advance of each meeting, provided that, at Biotheus’ request, Bambusa will include on the agenda matters requested by Biotheus.

6.4.Minutes. Bambusa’s JSC representatives will be responsible for preparing and circulating for review and approval the written minutes of each meeting of the JSC within seven days after such meeting. Minutes of each meeting will set forth, among other things, a description in reasonable detail of the discussions at the meeting. Such minutes will be effective only after being approved by both Parties’ JSC representatives. Definitive minutes of all JSC meetings will be finalized no later than [***] days after the meeting to which the minutes pertain. The minutes of the JSC will be the Confidential Information of both Parties.
6.5.Responsibilities. The responsibilities of the JSC will be to:
6.5.1.provide a forum to exchange information between the Parties with respect to the Exploitation of the Licensed Compounds and Licensed Products under this Agreement;
6.5.2.provide a forum for the discussion of the Parties’ activities under this Agreement, including the provision of non-binding feedback from Biotheus to Bambusa; and
6.5.3.otherwise aid in the exchange of information between the Parties and facilitate discussion between the Parties regarding matters germane to this Agreement.
6.6.Decision-Making. The JSC will not have any decision-making authority under this Agreement, though Biotheus’ representatives on the JSC will have the right to provide non-binding feedback to Bambusa and Bambusa will consider such feedback in good faith.
6.7.Scope of Authority. The JSC will only have the rights, powers, and authority expressly delegated to it under this Agreement, and such rights, powers, and authority will be subject to the terms and conditions of this Agreement. Notwithstanding the creation of the JSC, each Party will retain the rights, powers, and authority granted to it hereunder. Without limiting the generality of the foregoing, the JSC will not have the power to: (a) resolve any Dispute; (b) amend, waive, or modify any term of this Agreement; (c) determine whether or not a Party has met its obligations under this Agreement; or (d) determine whether any payment obligation hereunder has been triggered.
6.8.Discontinuation. The JSC will disband and have no further rights, powers, and authority hereunder upon the payment of the last First Commercial Sale Milestone Payment under this Agreement; provided that Parties will have the authority to dissolve the JSC at any time during the Term by mutual agreement. Once the JSC is disbanded, the JSC will have no further rights, powers, or authority under this Agreement and, thereafter, each Party will designate a contact person for the exchange and discussion of information under this Agreement.

7.FINANCIALS
7.1.Upfront Payment. As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, Bambusa will pay Biotheus (a) a one-time, non-refundable, non-creditable payment in the amount of [***] within [***] after the Effective Date, and (b) a one-time, non-refundable, non-creditable payment in the amount of [***] within [***] after the Program Transfer Date. If Bambusa fails to make any payment in accordance with Section 7.1 (Upfront Payment), such failure will be deemed a material breach of Bambusa’s obligations under this Agreement.
7.2.Annual License Fee. As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, Bambusa will pay Biotheus a non-refundable, non-creditable annual license fee of $57,500 on or before 1 March of each successive Calendar Year following the Program Transfer Date until the First Commercial Sale of the first Licensed Product in the Territory.
7.3.Milestone Payments.
7.3.1.Development Milestones.
7.3.1.1.As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, Bambusa will make the one-time, non-refundable, non-creditable payments set forth in Table 7.3.1 (Development Milestones) below (each such payment, a “Development Milestone Payment”) upon the first achievement of the corresponding milestone event (each such event, a “Development Milestone Event”) by Bambusa or its Affiliates or Sublicensees.

Table 7.3.1 - Development Milestones
No.	Development Milestone Event	Development Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
7.3.1.2.For clarity, each Development Milestone Payment will be payable a maximum of one time upon the first achievement of the corresponding Development Milestone Event, regardless of the number of Licensed Products that have achieved the corresponding Development Milestone Event.

7.3.1.3.If the achievement of a later Development Milestone Event described in this Section 7.3.1 (Development Milestones) has occurred and any preceding Development Milestone Event(s) have not yet been achieved, become due, or been paid, then each such preceding Development Milestone Event will be deemed achieved concurrently with such later Development Milestone Event and become due and payable concurrently with such later Development Milestone Event. If the achievement of any First Commercial Sale Milestone Event described in Section 7.3.2 (First Commercial Sale Milestones) has occurred and any preceding Development Milestone Event(s) have not yet been achieved, become due, or been paid, then each such preceding Development Milestone Event will be deemed achieved concurrently with such later First Commercial Sale Milestone Event and become due and payable concurrently with such later First Commercial Sale Milestone Event.
7.3.2.First Commercial Sale Milestones.
7.3.2.1.As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, Bambusa will make the one-time, non-refundable, non-creditable payments set forth in Table 7.3.2 (First Commercial Sale Milestones) below (each such payment, a “First Commercial Sale Milestone Payment”) upon the first achievement of the corresponding milestone event (each such event, a “First Commercial Sale Milestone Event”) by Bambusa or its Affiliates or Sublicensees.

Table 7.3.2 – First Commercial Sale Milestones
No.	First Commercial Sale Milestone Event	First Commercial Sale Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
7.3.2.2.For clarity, each First Commercial Sale Milestone Payment will be payable a maximum of one time upon the first achievement of the corresponding First Commercial Sale Milestone Event, regardless of the number of Licensed Products that have achieved the corresponding First Commercial Sale Milestone Event.
7.3.2.3.A First Commercial Sale Milestone Event in one country or region in the Territory shall in no event trigger a First Commercial Sale Milestone Event in a different country or region in the Territory.
7.3.3.Sales Milestones.
7.3.3.1.As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, Bambusa will make the one-time, non-refundable, non-creditable milestone payments set forth in Table 7.3.3 (Sales Milestones) below (each such payment, a “Sales Milestone Payment”) upon the first achievement of the corresponding milestone event based on Net Sales of all Licensed Products in the Territory (calculated as a whole) (each such event, a “Sales Milestone Event”) by Bambusa and its Affiliates and Sublicensees.

Table 7.3.3 - Sales Milestones
No.	Sales Milestone Event	Sales Milestone Payment
1	Aggregate Net Sales by Bambusa and its Affiliates and Sublicensees of all Licensed Products in the Territory are equal to or greater than [***] in a Calendar Year	[***]
2	Aggregate Net Sales by Bambusa and its Affiliates and Sublicensees of all Licensed Products in the Territory are equal to or greater than [***] in a Calendar Year	[***]
3	Aggregate Net Sales by Bambusa and its Affiliates and Sublicensees of all Licensed Products in the Territory are equal to or greater than [***] in a Calendar Year	[***]

Table 7.3.3 - Sales Milestones
No.	Sales Milestone Event	Sales Milestone Payment
4	Aggregate Net Sales by Bambusa and its Affiliates and Sublicensees of all Licensed Products in the Territory are equal to or greater than [***] in a Calendar Year	[***]
5	Aggregate Net Sales by Bambusa and its Affiliates and Sublicensees of all Licensed Products in the Territory are equal to or greater than [***] in a Calendar Year	[***]
7.3.3.2.For clarity, each Sales Milestone Payment will be payable a maximum of one time upon the first achievement of the corresponding Sales Milestone Event.
7.4.Royalties. As partial consideration for the licenses and other rights granted by Biotheus to Bambusa hereunder, on a Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term for such Licensed Product in such country, Bambusa will pay to Biotheus a [***] royalty on Net Sales of the Licensed Products in the Territory (the “Royalty”). For clarity, only a single Royalty will be due with respect to a given Licensed Product regardless of the number of Licensed Compound(s) incorporated into such Licensed Product. The Parties acknowledge and agree that continued payment of Royalties during any period of the Royalty Term in which a Licensed Product is not Covered by a Valid Claim of the Licensed Patents in such country is in consideration for the Know-How included in the Licensed IP.
7.5.Payment Terms.
7.5.1.Development and First Commercial Sale Milestone Payments. Bambusa will notify Biotheus in writing of the achievement of any Development Milestone Event or First Commercial Sale Milestone Event by Bambusa or its Affiliates or Sublicensees within [***] days after the achievement thereof. Thereafter, Biotheus will provide Bambusa with an invoice for the corresponding Development Milestone Payment or First Commercial Sale Milestone Payment, and Bambusa will pay Biotheus such corresponding Development Milestone Payment or First Commercial Sale Milestone Payment no later than [***] Business Days after its receipt of an invoice therefor.

7.5.2.Sales Milestone Payments and Royalty Payments. During the Term, following the First Commercial Sale of the first Licensed Product in the Territory, Bambusa will provide Biotheus with a written report for each Calendar Quarter showing, on a Licensed Product-by-Licensed Product and country-by-country basis, in sufficient detail to permit confirmation of the accuracy of any applicable Royalty payment or Sales Milestone Payment: (a) the gross amount invoiced by or on behalf of each Selling Party for sales or other dispositions of each Licensed Product to a Third Party in the Territory during such Calendar Quarter; (b) the number of Licensed Products sold in the Territory during such Calendar Quarter; (c) the Net Sales of each Licensed Product in the Territory during such Calendar Quarter; (d) the Royalties (in U.S. dollars) payable for each Licensed Product for such Calendar Quarter; (e) any Sales Milestone Event achieved during such Calendar Quarter (if any); (f) the withholding taxes, if any, required by Applicable Law to be deducted in respect of any such amounts; and (g) the methods used to calculate the foregoing amounts, including the exchange rates used (if any). If no sales of any Licensed Product have occurred during a Calendar Quarter, Bambusa will provide Biotheus with a written statement to this effect in the report for such Calendar Quarter. Such report will be due no later than [***] days following the end of each Calendar Quarter. Bambusa will pay Biotheus such Royalty payment and Sales Milestone Payment(s) shown to have accrued by any such report no later than [***] Business Days after its receipt of corresponding invoice from Biotheus.
7.5.3.Other Amounts Payable. With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified in this Agreement, the payee Party will provide an invoice, together with reasonable supporting documentation, to the paying Party for such amounts owed. The paying Party will pay any undisputed amounts within [***] Business Days after receipt of the invoice, and will pay any disputed amounts owed by the paying Party no later than [***] Business Days after resolution of the Dispute in accordance with Article 13 (Dispute Resolution).
7.6.Upstream Payments.
7.6.1.Generally. As between the Parties, Bambusa will be solely responsible for [***] of the costs, expenses, payments, and other financial obligations owed by Biotheus or any of the Biotheus Affiliates under (a) any Upstream Agreements and (b) the Adimab License Agreement, in each case ((a) and (b)), including all upfront payments, option fees, milestone payments, royalty payments, sublicensing fees, technology transfer fees, and any and all other payments and financial obligations of any kind (including pass-through costs for taxes) that are reasonably allocable to the activities under this Agreement (“Upstream Payments”), for so long as such payments are due under the applicable Third Party agreement.
7.6.2.Pass-through Payment. Unless and until the Parties have entered into a three-party agreement providing for direct payment to the applicable counterparty to the Third Party agreement pursuant to Section 7.6.3 (Direct Payment), Biotheus will invoice Bambusa for all Upstream Payments, and Bambusa will pay such invoiced amounts to Biotheus in accordance with the invoicing and payment procedures set forth in Section 7.5.3 (Other Amounts Payable); provided that, if a shorter payment period is required for Biotheus to comply with a payment deadline under the applicable Third Party agreement, Biotheus will notify Bambusa of such shorter payment period and Bambusa will pay the invoiced amount within such shorter payment period to ensure Biotheus receives such amount from Bambusa sufficiently in advance of the applicable payment deadline.
7.6.3.Direct Payment. If and to the extent requested by Biotheus, Bambusa will enter into a three-party agreement with Biotheus and the counterparty to any Third Party agreement to facilitate the direct payment of any Upstream Payment(s) by Bambusa to such counterparty; provided that, unless and until the Parties enter into any such three-party agreement, Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to, directly coordinate or communicate with any such counterparty with respect to this Agreement or the activities under this Agreement without Biotheus’ prior written consent.
7.7.Reimbursement of Out-of-Pocket Costs. Biotheus will promptly notify Bambusa if Biotheus expects to incur any out-of-pocket costs in connection with providing any technical assistance or consultation under Section 2.10 (Technology Transfer), conducting any Biotheus Development Activities under Section 4.1 (Biotheus Development Activities), or providing any regulatory assistance under Section 5.6.2 (Regulatory Support). Biotheus will not incur any such out-of-pocket costs unless and until Bambusa has approved the applicable costs in writing (which approval may be given by email), such approval not to be unreasonably withheld, conditioned, or delayed; provided that Biotheus will have no obligation to conduct the applicable activities where Bambusa has not approved out-of-pocket costs that are reasonably necessary to conduct such activities. Biotheus will invoice Bambusa for all out-of-pocket costs that were pre-approved by Bambusa in accordance with this Section 7.7 (Reimbursement of Out-of-Pocket Costs) and actually incurred by or on behalf of Biotheus or its Affiliates in connection with conducting the applicable activities, and Bambusa will pay such invoiced amounts in accordance with the invoicing and payment procedures set forth in Section 7.5.3 (Other Amounts Payable).

7.8.Taxes.
7.8.1.Income Taxes. Except as set forth in this Section 7.8 (Taxes), each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.
7.8.2.Withholding. To the extent Bambusa is required by Applicable Law to withhold taxes on any amount payable to Biotheus under this Agreement, Bambusa will: (a) no later than [***] Business Days after the occurrence, notify Biotheus of such requirement; (b) pay to the relevant authorities the full amount required to be withheld promptly upon the earlier of determining that such withholding is required or receiving notice that such amount has been assessed against Bambusa; (c) no later than [***] Business Days after the occurrence, forward to Biotheus an official receipt (or certified copy), or other documentation reasonably acceptable to Biotheus, evidencing such payment to such authorities; and (d) subject to prior written notice to Biotheus, deduct the amount of such withholding taxes from the applicable payment, and make payment to Biotheus of the net amount after the deduction of such withheld amount in accordance with the terms of this Agreement. Bambusa will be responsible for withholding and remitting withholding taxes to the relevant authorities in accordance with this Section 7.8.2 (Withholding) and all Applicable Law. If Bambusa intends to withhold any taxes from any amount payable to Biotheus under this Agreement, Bambusa will inform Biotheus reasonably in advance of making such payment to permit Biotheus an opportunity to provide any forms or information, or obtain any exemption or reduction, as may be available to reduce or eliminate such withholding under Applicable Law. In addition, Bambusa agrees to reasonably cooperate with Biotheus to reduce or eliminate such withholding of taxes under Applicable Law (including any applicable tax treaty) to ensure that any withheld amounts are reduced to the fullest extent permitted thereby.
7.8.3.Withholding Tax Action. Notwithstanding any provision to the contrary set forth in this Agreement, if Bambusa is required by Applicable Law to withhold taxes on any amount payable to Biotheus under this Agreement, and such withholding obligation arises or is increased solely as a result of (a) any assignment, transfer, sublicense, or other similar transfer of rights or obligations under this Agreement by Bambusa or any of its Affiliates or Sublicensees, (b) any Change of Control of Bambusa, or (c) any change in tax residency of Bambusa or its successor or assignee, then any such amount payable to Biotheus under this Agreement will be increased as may be necessary such that, after making all required withholdings (including withholdings on additional amounts), Biotheus receives an amount equal to the sum it would have received had no such action occurred.
7.8.4.Indirect Taxes. All amounts payable under this Agreement are exclusive of any transfer taxes such as sales, use, transfer, documentary, stamp, registration, VAT, goods or service (GST), or similar tax (“Indirect Tax”). If any Indirect Tax is required under Applicable Law with respect to the transactions, payments, or related transfer of rights or other property pursuant to this Agreement, then Bambusa will pay such Indirect Tax (and will indemnify Biotheus for such Indirect Tax) at the applicable rate. The Parties will reasonably cooperate to report, eliminate, or minimize the amount of any Indirect Tax imposed on the transactions, payments, or related transfer of rights or other property pursuant to this Agreement to the fullest extent permitted by Applicable Law.
7.9.Form of Payment. All references to dollars and “$” herein refer to U.S. dollars. All payments hereunder will be payable in U.S. dollars, in immediately available funds by wire transfer in accordance with wire instructions to be provided by the payee Party to the paying Party. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion will be made using a rate of exchange [***]. Each payment that is required under this Agreement is non-refundable and non-creditable.
7.10.Late Payment. Any payment owed by Bambusa to Biotheus under this Agreement that remains unpaid for more than [***] days after Biotheus provides written notice to Bambusa of the overdue payment (“Grace Period”) will accrue interest at the rate equal to [***], calculated on a simple interest basis, based on the number of days the payment remains unpaid following the expiration of the Grace Period.
7.11.Financial Records; Audit Right.
7.11.1.Financial Records. Bambusa will keep, and will cause its Affiliates and Sublicensees to keep, complete, true, and accurate books and records in accordance with applicable Accounting Standards in relation to Net Sales, Royalties, Milestone Payments, Upstream Payments, and any other payments required hereunder. Bambusa will keep, and will cause its Affiliates and Sublicensees to keep, such books and records for at least three years following the Calendar Year to which they pertain or for such longer period of time as required under Applicable Law.
7.11.2.Audit Right. At Biotheus’ request, which will not be made more frequently than [***] per Calendar Year, upon at least [***] days’ prior written notice, Bambusa and its Affiliates and Sublicensees will permit an independent, nationally-recognized certified public accountant selected by Biotheus (the “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by such Person under Section 7.11.1 (Financial Records). The Auditor will report to Biotheus, only whether the particular amount being audited was accurate and, if not, the amount of any discrepancy and a reasonable summary of the reason for such discrepancy. In the event such audit leads to the discovery of an underpayment to Biotheus, Bambusa will pay the amount of the discrepancy within [***] days after receipt of such report from the Auditor. In the event such audit leads to the discovery of an overpayment to Biotheus, Biotheus will refund the excess within [***] days after receipt of such report from the Auditor. Biotheus will bear the costs and expenses of any such audit unless the underpayment of amounts due to Biotheus is greater than [***] of the amount due for the entire period being examined, in which case Biotheus will invoice Bambusa for all costs and expenses charged by the Auditor in connection with such audit and Bambusa will pay such invoiced amounts to Biotheus in accordance with the invoicing and payment procedures set forth in Section 7.5.3 (Other Amounts Payable).
8.INTELLECTUAL PROPERTY
8.1.Ownership.
8.1.1.Background IP. Subject to any rights or licenses expressly granted under this Agreement, as between the Parties, each Party will retain all of its rights, title, and interests in and to all of its Background IP.
8.1.2.Foreground IP. Subject to any rights or licenses expressly granted under this Agreement, as between the Parties: (a) Biotheus is and will be the sole owner of all Biotheus Foreground IP and will retain all of its rights, title, and interests in and thereto; (b) Bambusa is and will be the sole owner of all Bambusa Foreground IP and will retain all of its rights, title, and interests in and thereto; and (c) Biotheus and Bambusa will jointly own all Joint Foreground IP on an equal and undivided basis, including all rights, title, and interests in and thereto. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law. Each Party will be solely responsible for any remuneration that may be due to such Party’s inventors under any Applicable Laws related to inventor remuneration.
8.1.3.Assignments. To the extent any rights, title, or interests in or to the Biotheus Foreground IP vest in Bambusa or any of its Affiliates, or any of its or their respective employees or subcontractors, Bambusa will and does hereby assign to Biotheus, and will cause any such Affiliate, employee, or subcontractor to assign to Biotheus, all of its rights, title, and interests in and to such Biotheus Foreground IP, and Biotheus will and does hereby accept such assignment. To the extent any rights, title, or interests in or to the Bambusa Foreground IP vests in Biotheus or any of its Biotheus Affiliates, or any of its or their respective employees or subcontractors, Biotheus will and does hereby assign to Bambusa, and will cause any such Biotheus Affiliate, employee, or subcontractor to assign to Bambusa, all of its rights, title, and interests in and to such Bambusa Foreground IP, and Bambusa will and does hereby accept such assignment. To the extent any rights, title, or interests in or to the Joint Foreground IP vest in Biotheus or any of its Biotheus Affiliates or Bambusa or any of its Affiliates, or any of its or their respective employees or subcontractors, each Party will and does hereby assign to the other Party, and will cause any such Affiliate, employee, or subcontractor to assign to the other Party, a joint and undivided interest in and to such Joint Foreground IP, and such other Party will and does hereby accept such assignment.
8.1.4.Disclosure of Bambusa Background Know-How. Bambusa will not disclose to Biotheus or any of the Biotheus Affiliates any of Bambusa’s Background Know-How without Biotheus’ prior written consent.
8.1.5.Treatment of Joint Foreground IP. Each Party will promptly disclose to the other Party in writing the conception, discovery, development, invention, creation, or other making of any Joint Foreground Know-How. Subject to the terms and conditions of this Agreement, including any rights or licenses expressly granted under this Agreement and any payment obligations under this Agreement, neither Party will have any obligation to account to the other Party for profits with respect to, or to obtain any consent of the other Party to license or exploit Joint Foreground IP by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such notice, consent, or accounting.
8.1.6.Covenants in Support of Assignment. Each Party will take, and will cause its applicable Affiliates and its and their respective employees and subcontractors to take, such further actions reasonably requested by the other Party to evidence the assignments set forth in Section 8.1.3 (Assignments), and to assist the owning Party in obtaining Patent and other intellectual property protection for the Foreground IP owned by such other Party pursuant to Section 8.1.3 (Assignments), including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by the owning Party to establish, perfect, defend, or enforce its rights in any such Foreground IP through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the Prosecution and Maintenance, enforcement, and defense of such Foreground IP. At the request of the owning Party or the Party otherwise controlling the relevant Prosecution and Maintenance, enforcement, or defense activities in accordance with this Article 8 (Intellectual Property), the other Party will require its employees and subcontractors who are inventors on any such Foreground Patent to cooperate and provide assistance to its employer or its Affiliate in relevant intellectual property-related matters, including by executing all appropriate documents, cooperating in discovery and, if legally required to continue any enforcement activities, joining as a party to any action or providing a power of attorney solely for such purpose. Neither Party will, and will cause its applicable Affiliates and its and their respective employees and subcontractors not to, incur or permit to exist any lien, security interest, or other encumbrance on any Foreground IP owned by the other Party pursuant to Section 8.1.3 (Assignments) that (a) would limit, restrict, or otherwise adversely affect such owning Party’s rights with respect to such Foreground IP under this Agreement or (b) otherwise conflicts or is inconsistent with such first Party’s assignment obligations under this Agreement. If either Party is unable to assign any Foreground IP to the owning Party pursuant to Section 8.1.3 (Assignments) under Applicable Law or under an order from a court of competent jurisdiction or other applicable Governmental Authority, then subject to the terms and conditions of this Agreement (including any rights or licenses granted hereunder), such Party (itself and on behalf of its Affiliates) hereby grants and agrees to grant to the owning Party pursuant to Section 8.1.3 (Assignments) a royalty-free, fully paid-up, perpetual, irrevocable license (with the right to grant sublicenses through one or more tiers) under the applicable Foreground IP owned by such owning Party pursuant to Section 8.1.3 (Assignments) for any and all purposes; such license will be exclusive (even as to such granting Party and its Affiliates) will respect to any Biotheus Foreground IP or Bambusa Foreground IP (as applicable), and co-exclusive (between the Parties) with respect to any Joint Foreground IP.
8.2.Prosecution and Maintenance.
8.2.1.Right to Prosecute and Maintain. As between the Parties, [***] or its Affiliates will have the first right (but not the obligation), using counsel of its own choice, to control the Prosecution and Maintenance of the Licensed Patents and the Joint Foreground Patents, at [***] sole cost and expense.
8.2.2.Abandonment. At any time during the Term, if [***] or its Affiliates decide to cease Prosecution and Maintenance of any particular Licensed Patent or Joint Foreground Patent, in each case, that is specifically directed to the composition of matter, method of use, manufacture, or formulation of any Licensed Compound or Licensed Product, (a) [***] will provide written notice to [***] of such decision at least [***] days prior to the date that the applicable Patent will become abandoned, which notice will indicate whether [***] or its Affiliate decided to cease the Prosecution and Maintenance of the applicable Patent for a Strategic Patent Reason, and (b) subject to the terms of any applicable Upstream Agreement, and to the extent permitted by Applicable Law, [***] may, upon written notice to [***], thereafter have the right (but not the obligation) to assume and control the Prosecution and Maintenance of the applicable Patent, using counsel of its own choice, at [***] sole cost and expense and in [***] name; provided that if [***] or its Affiliates decided to cease the Prosecution and Maintenance of the applicable Patent for a Strategic Patent Reason, then the Parties will promptly (and in any event, prior to any assumption of the Prosecution and Maintenance of the applicable Patent by [***] pursuant to the foregoing sub-clause (b)), meet to discuss such Strategic Patent Reason and the appropriate course of action in good faith.
8.2.3.Cooperation. [***] will reasonably cooperate with [***] in the Prosecution and Maintenance of the Licensed Patents and Joint Foreground Patents, at [***] sole cost and expense. Such cooperation includes promptly executing all documents, requiring inventors to be available to discuss and review applications and other filings, and requiring inventors, directors, officers, employees, agents, (sub)contractors, consultants, and advisors of [***] and any of its Affiliates to be available and execute all documents, as reasonable and appropriate so as to enable the Prosecution and Maintenance of any such Patents.
8.3.Defense.
8.3.1.Notice. Each Party will promptly notify the other Party of any claim that the Exploitation of Licensed Compounds or Licensed Products in the Field in the Territory infringes, misappropriates, or otherwise violates a Third Party’s Know-How, Patents, or other intellectual property rights. Thereafter, the Parties will promptly meet to consider the claim and the appropriate course of action, and may, if appropriate, enter a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties will assert and not waive the joint defense privilege with respect to any communications between them in connection with the defense of such claim.
8.3.2.Right to Defend. As between the Parties, from and after the Program Transfer Date, [***] will have the first right (but not the obligation), using counsel reasonably acceptable to [***], to control the defense and settlement of (subject to Section 8.6 (Settlement)) any claim described in Section 8.3.1 (Notice), at its sole cost and expense. In the event [***] fails to assume and conduct the defense of any such claim within [***] days after a written request from the [***] to do so, or if [***] discontinues the defense of any such claim prior to full and final resolution of the claim with no opportunity for re-filing or appeal (including through settlement), then [***] will have the second right (but not the obligation) to assume and control the defense and settlement of such claim, using counsel of [***] choice, at [***] sole cost and expense and in [***] name.
8.4.Enforcement.
8.4.1.Notice. Each Party will notify the other Party within [***] days after becoming aware of any suspected, alleged, threatened, or actual infringement of a Licensed Patent or Joint Foreground Patent by a Third Party by reason of the Exploitation of a product Directed To the Licensed Target Combination in the Field in the Territory (“Competitive Infringement”).
8.4.2.Right to Enforce. As between the Parties, from and after the Program Transfer Date, [***] will have the first right (but not the obligation), using counsel reasonably acceptable to [***], to bring and control any legal action to enforce (including settlements thereof, subject to Section 8.6 (Settlement)) or take such other actions as it deems appropriate in connection with any Competitive Infringement, at [***] sole cost and expense. In the event [***] fails to abate such Competitive Infringement, or file an enforcement action to abate such Competitive Infringement within [***] days after a written request from [***] to do so, or if [***] discontinues the prosecution of any such enforcement action after filing without abating such Competitive Infringement, then [***] will have the second right (but not the obligation) to bring and control any legal action to enforce (including settlements thereof) or take such other actions as it deems appropriate in connection with any Competitive Infringement, using counsel of [***] choice, at [***] sole cost and expense and in [***] name.
8.5.Cooperation. The controlling Party under Section 8.3 (Defense) or 8.4 (Enforcement) will keep the other Party reasonably informed of the status and progress of its defense or enforcement efforts. The controlling Party will reasonably consult with the other Party, including using reasonable efforts to take the other Party’s comments into good faith consideration with respect to the applicable action. The other Party may participate in and monitor such action with counsel of its own choice, at its own expense, subject to the controlling Party’s right to control such action. Upon the controlling Party’s request and at the controlling Party’s sole expense, the other Party will provide reasonable assistance reasonably requested by the controlling Party in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required by Applicable Law to pursue such action.
8.6.Settlement. The controlling Party will not enter into any settlement of any action under Sections 8.3 (Defense) or 8.4 (Enforcement) in a manner that: (a) would restrict the scope or admit the invalidity or unenforceability of a Patent owned or controlled by the other Party or any of its Affiliates; (b) materially diminishes or has a material adverse effect on the rights or interest of the other Party or any of its Affiliates; (c) imposes any costs or liability on, or involves any admission by, the other Party or any of its Affiliates; or (d) requires the other Party or any of its Affiliates to take, or to forbear to take, any action, in each case ((a) through (d)) without the prior written consent of the other Party.
8.7.Recoveries. Any recoveries (whether by way of settlement or otherwise) received as a result of any action under Sections 8.3 (Defense) or 8.4 (Enforcement) will be allocated in the following order: (a) to reimburse the Party controlling the action for all costs and expenses incurred by such controlling Party in connection therewith (including reasonable legal expenses and attorneys’ fees), to the extent not previously reimbursed; (b) where the other Party joins an action as provided under Section 8.5 (Cooperation), to reimburse such other Party for all costs and expenses incurred by such other Party in connection therewith (including reasonable legal expenses and attorneys’ fees), to the extent not previously reimbursed; and (c) any recoveries in excess of such costs and expenses will be retained by the controlling Party; provided that, where such controlling Party is Bambusa or any of its Affiliates or Sublicensees, such amount will be treated as Net Sales and subject to Royalty payments and Sales Milestone Payments by Bambusa in accordance with the applicable terms of Article 7 (Financials).
8.8.Retained Rights. As between the Parties, each Party will retain all rights to: (a) Prosecute and Maintain any Patent that is not described in Section 8.2 (Prosecution and Maintenance) and is owned or controlled by such Party; (b) subject to any indemnity claim under Article 10 (Indemnification, Liability, and Insurance), defend claims brought against such Party with respect to the Licensed Compounds or Licensed Products that are not described in Section 8.3 (Defense); and (c) bring and control any legal action to enforce (including settlements thereof) or take such other actions as it deems appropriate in connection with any suspected, alleged, threatened, or actual infringement of Patents owned or controlled by such Party that is not described in Section 8.4 (Enforcement), in each case ((a) through (c)), using counsel of such Party’s own choice, at such Party’s sole cost and expense and in such Party’s name.

8.9.Trademarks. As between the Parties, Bambusa will have the sole right, at its sole cost and in its sole discretion, to select the Trademarks that it determines appropriate, which may vary by region or within a region, to be used in connection with the Commercialization of the Licensed Products in the Field in the Territory (“Product Marks”); provided that Bambusa will (a) ensure that such Product Marks are distinct from, and not confusingly similar to, any Trademarks of Biotheus or its Affiliates, and (b) comply with all Applicable Law regarding naming of pharmaceutical products. Bambusa will solely own all rights, title, and interests in and to any Product Marks adopted for use with the Licensed Products in the Field in the Territory, and will be responsible for the registration, filing, maintenance, and enforcement thereof, at its sole cost and expense.
9.REPRESENTATIONS, WARRANTIES, AND COVENANTS
9.1.Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party as of the Effective Date that, with respect to Biotheus, except as otherwise disclosed in Schedule 9.2 (Biotheus Disclosure Schedule) or otherwise disclosed by legal counsel of Biotheus to legal counsel of Bambusa on or before the Effective Date (including in oral form):
9.1.1.Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to enter this Agreement and to perform its obligations hereunder, including the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, and to grant the licenses granted by it hereunder in accordance with the terms of this Agreement.
9.1.2.Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder (including granting licenses and rights); (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, and binding obligation of it that is enforceable against it in accordance with its terms.
9.1.3.No Conflict. The execution and delivery of this Agreement does not conflict with any agreement, instrument, or understanding, oral or written, to which it or an Affiliate is a party or by which it or an Affiliate may be bound, nor violate any Applicable Law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

9.1.4.Third Party Consents. All consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by it in connection with this Agreement have been obtained, except Regulatory Approvals, Special Approvals, or Pricing and Reimbursement Approvals as may be required to Exploit Licensed Compounds and Licensed Products.
9.2.Additional Representations and Warranties of Biotheus. Biotheus represents and warrants to Bambusa as of the Effective Date that, except as otherwise disclosed in Schedule 9.2 (Biotheus Disclosure Schedule) or otherwise disclosed by legal counsel of Biotheus to legal counsel of Bambusa on or before the Effective Date (including in oral form):
9.2.1.Ownership. All Licensed IP existing as of the Effective Date is exclusively owned by Biotheus or one of the Biotheus Affiliates, and is free and clear of any liens, charges, security interests, and encumbrances.
9.2.2.Upstream Agreements.
9.2.2.1.Section 9.2.2 of Schedule 9.2 (Biotheus Disclosure Schedule) contains a complete and accurate list of all Upstream Agreements existing as of the Effective Date (the “Existing Upstream Agreements”), and except for the Existing Upstream Agreements, there is no agreement between Biotheus or the Biotheus Affiliates and any Third Party pursuant to which Biotheus or Biotheus Affiliates Controls any Licensed IP as of the Effective Date;
9.2.2.2.Biotheus has provided Bambusa with a true and complete copy of each Existing Upstream Agreement, and each Existing Upstream Agreement is in full force and effect; and
9.2.2.3.to Biotheus’ Knowledge, Biotheus has been in compliance with all material terms and conditions of the Existing Upstream Agreements, and has not received any written notice (a) that alleges breach or default by Biotheus of any Existing Upstream Agreement, (b) that requests a material amendment of any Existing Upstream Agreement, or (c) that terminates any Existing Upstream Agreement.
9.2.3.No Notice of Infringement or Misappropriation. To Biotheus’ Knowledge, the Development of the Licensed Compounds by Biotheus prior to the Effective Date has not infringed any issued and unexpired Patents of any Third Party (and for the avoidance of doubt, any activity for which an exemption or safe harbor to infringement is available under Applicable Law (including any research use exemption, experimental use exemption, or regulatory review exemption) will not be considered infringing for the purpose of this sentence). To Biotheus’ Knowledge, the conception, development, and reduction to practice of the Licensed IP existing as of the Effective Date has not constituted or involved the misappropriation of trade secrets of any Third Party. Additionally, to Biotheus’ Knowledge, there is no unauthorized use, infringement, or misappropriation of any Licensed IP existing as of the Effective Date by any Third Party.
9.2.4.Licensed Patents. Schedule 1.62 (Licensed Patents) sets forth a complete and accurate list of all Licensed Patents existing as of the Effective Date. All Licensed Patents existing as of the Effective Date have been and are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and all applicable fees have been paid on or before the due date for payment. There are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or, to Biotheus’ Knowledge, threatened in writing (but excluding office actions or similar communications issued by the United States Patent and Trademark Office or any analogous foreign patent office) with respect to any Licensed Patents existing as of the Effective Date. To Biotheus’ Knowledge, the inventorship of each Licensed Patent existing as of the Effective Date is properly identified on each patent and patent application, and to Biotheus’ Knowledge, there are not any disputes with respect to inventorship of any such Licensed Patent.
9.2.5.Debarment/Exclusion. To Biotheus’ Knowledge, Biotheus and the Biotheus Affiliates did not use in any capacity in connection with the Development of the Licensed Compounds prior to the Effective Date any Person that had been debarred as described in Section 306 of the FD&C Act, as amended, or that was the subject of a conviction described in such section.
9.2.6.Licensed Know-How. Biotheus and its Affiliates have taken commercially reasonable measures to protect the secrecy, confidentiality, and value of any trade secrets within the Licensed Know-How.
9.3.Additional Representations and Warranties of Bambusa. Bambusa represents and warrants to Biotheus as of the Effective Date that:
9.3.1.Affiliates. Except for Bambusa (Beijing) Therapeutics Co. Ltd and Bambusa Therapeutics Pty Ltd, Bambusa has never had and does not have any Affiliates.
9.3.2.Qualifications. Bambusa has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all its obligations under this Agreement, including its obligations relating to the Exploitation of the

Licensed Compounds and Licensed Products as contemplated by this Agreement. All statements made and information provided to Biotheus prior to the Effective Date regarding Bambusa’s qualifications, abilities, competence, and expertise are true, complete, and correct in all material respects.
9.3.3.Bambusa [***] Agreement. Bambusa has entered into that certain [***] (the “Bambusa [***] Agreement”), and the Bambusa [***] Agreement is in full force and effect. To Bambusa’s Knowledge, Bambusa has been in compliance with all material terms and conditions of the Bambusa [***] Agreement, and has not received any written notice (a) that alleges breach or default by Bambusa of the Bambusa [***] Agreement, (b) that requests a material amendment of the Bambusa [***] Agreement, or (c) that terminates the Bambusa [***] Agreement. The rights and licenses Bambusa obtained under the Bambusa [***] Agreement encompass the right for Bambusa to receive the Transferred Cell Line as contemplated by Section 2.10.3 (Transfer of Materials) and use the Transferred Cell Line to produce the Lead Compound for the purposes contemplated by this Agreement.
9.3.4.Compliance. There are no legal claims, judgments, or settlements against or owed by Bambusa or any of its Affiliates, or pending or, to Bambusa’s Knowledge, threatened, in each case, with respect to violations of Applicable Law relating to anti-money laundering, import or export control, sanctions (including any selective or non-comprehensive sanctions), anti-boycott, anti-bribery, or anti-corruption (including all Customs and Trade Laws). Neither Bambusa nor any of its Affiliates, nor its or their beneficial owners, directors, officers, employees, or to Bambusa’s Knowledge, agents, (sub)contractors, consultants, advisors, representatives, or other Third Parties acting on behalf of Bambusa or any of its Affiliates: (a) has taken any action in violation of any Applicable Law relating to anti-money laundering, import or export control, sanctions (including any selective or non-comprehensive sanctions), anti-boycott, anti-bribery, or anti-corruption; (b) has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Government Official, for the purposes of: (i) influencing any act or decision of any Government Official in his or her official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of his or her lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory, or medical facilities) in obtaining or retaining any business whatsoever; (c) is, or have been, a Government Official; or (d) is, or have been, Debarred/Excluded. There is no pending proceeding that could result in Bambusa or any of its Affiliates, or its or their beneficial owners, directors, officers, employees, or to Bambusa’s Knowledge, agents, (sub)contractors, consultants, advisors, representatives, or other Third Parties acting on behalf of Bambusa or any of its Affiliates, being Debarred/Excluded, and to Bambusa’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such Debarment/Exclusion. Bambusa and its Affiliates have maintained complete and accurate books and records, including records of payments to any agents, (sub)contractors, consultants, advisors, representatives, Third Parties, and Government Officials, in each case, in accordance with Accounting Standards.
9.3.5.Cybersecurity. To Bambusa’s Knowledge, neither Bambusa nor any of its Affiliates have had any material data breaches or material cyber security incidents.
9.3.6.Bankruptcy; Insolvency. Bambusa and its Affiliates are not subject to any action or petition, pending or otherwise, for bankruptcy or insolvency in any state, country, or other jurisdiction, and Bambusa is not aware of any facts or circumstances that could result in Bambusa or any of its Affiliates becoming or being declared insolvent, bankrupt, or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.
9.4.Mutual Covenants. Each Party covenants to the other Party that during the Term:
9.4.1.Compliance with Applicable Laws. Such Party will perform its activities under this Agreement in compliance with all Applicable Law and otherwise in accordance with good scientific, clinical, and manufacturing practices (including GLP, GMP, and GCP (as applicable)) and applicable industry ethical codes. Such Party will maintain all permits, licenses, registrations, and other forms of authorizations and approvals from any Governmental Authority that are necessary or required to be obtained or maintained by such Party for such Party to execute and deliver this Agreement and to perform its obligations hereunder in compliance with all Applicable Law. Bambusa will cause its Affiliates, Sublicensees, and subcontractors to comply with this Section 9.4.1 (Compliance with Applicable Laws).
9.4.2.No Inconsistent Obligations. Such Party will not enter into any agreement, instrument, or understanding, oral or written, or otherwise take any action or fail to take any action, that could reasonably be expected to: (a) conflict with the performance of the other Party’s obligations under this Agreement; or (b) conflict with the rights granted to the other Party under this Agreement. Bambusa will cause its Affiliates, Sublicensees, and subcontractors to comply with this Section 9.4.2 (No Inconsistent Obligations). Biotheus will cause its Biotheus Affiliates and subcontractors to comply with this Section 9.4.2 (No Inconsistent Obligations).
9.5.Additional Covenants of Bambusa. Bambusa covenants to Biotheus that during the Term:
9.5.1.No Infringement or Misappropriation. Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to, knowingly infringe, misappropriate, or otherwise violate the Know-How, Patents, or any other intellectual property rights of any Third Party in connection with performing its activities under this Agreement, including the Exploitation of any Licensed Compound or Licensed Product and the generation, conception, creation, invention, or other making of any Foreground IP.
9.5.2.Invention Assignment; Confidentiality. Bambusa will, and will cause its Affiliates and Sublicensees to, ensure that each of their respective directors, officers, employees, agents, (sub)contractors, consultants, and advisors performing any activities under this Agreement, prior to commencing such work, are bound by valid and enforceable written agreements that: (a) require present assignment of all of such Person’s rights, title, and interests in and to any Know-How, Patents, and other intellectual property rights resulting therefrom to Bambusa or its Affiliate or Sublicensee (as applicable); and (b) include confidentiality and non-use provisions that are at least as stringent as those set forth in Article 11 (Confidentiality). It is understood and agreed that any such invention agreement and confidentiality and non-use provisions need not reference or be specific to this Agreement. Bambusa will, and will cause its Affiliates and Sublicensees to, ensure that no government funding or facilities of a university, college, or other educational institution or research center are used in the generation, conception, creation, invention, or other making of any Foreground IP in a manner that would adversely affect either Party’s ownership of such Foreground IP in accordance with the provisions of Section 8.1 (Ownership).
9.5.3.Bambusa [***] Agreement. In the course of performing its obligations or exercising its rights under this Agreement, Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, comply with all applicable terms and conditions of the Bambusa [***] Agreement. Bambusa will not terminate, amend, waive, or otherwise modify (or consent to any of the foregoing) its rights under the Bambusa [***] Agreement in a manner that materially diminishes the rights or licenses granted to Bambusa to receive the Transferred Cell Line as contemplated by Section 2.10.3 (Transfer of Materials) or to use the Transferred Cell

Line to produce the Lead Compound for the purposes contemplated by this Agreement.
9.5.4.No Debarment/Exclusion. Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to, employ, engage, or otherwise use in any capacity in connection with the performance of any activities under this Agreement any Person that has been Debarred/Excluded or is the subject of any proceeding(s) or other circumstance(s) that could result in such Person being Debarred/Excluded. Bambusa will promptly notify Biotheus in writing if Bambusa or any of its Affiliates, Sublicensees, or subcontractors, or any other Person employed, engaged, or otherwise used in any capacity in connection with the performance of any activities under this Agreement is Debarred/Excluded or is the subject of any proceeding(s) or other circumstance(s) that could result in such Person being Debarred/Excluded, or if, to Bambusa’s Knowledge, any such proceeding(s) or other circumstance(s) is threatened.
9.5.5.Restricted Data EO. Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to: (a) engage in or attempt to engage in, or permit others to engage in or attempt to engage in, selling, licensing of access to, or other similar commercial transactions (such as reselling, sublicensing, leasing, or transferring in return for valuable consideration), any data arising from the performance of any activities under this Agreement that is subject to any of the prohibitions set forth in Executive Order 14117, “Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern” (together with any implementing regulations, rules, guidance, advisory opinions, and reports, including 28 CFR part 202, the “Restricted Data EO,” and any such data, “Restricted Data”) to countries of concern or covered persons, in each case, as defined in the Restricted Data EO; or (b) evade or avoid, or cause any violation of, or attempt to violate any of the prohibitions set forth in the Restricted Data EO. If Bambusa or any of its Affiliates or Sublicensees become aware or have reason to suspect that a country of concern or covered person (in each case, as defined in the Restricted Data EO) has gained access to any Restricted Data, then Bambusa will immediately inform Biotheus. Bambusa will periodically (on at least [***] basis) certify to Biotheus, in writing, Bambusa’s and its Affiliates’, Sublicensees’, and subcontractors’ compliance with the Restricted Data EO.
9.5.6.Cybersecurity. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, at all times maintain appropriate security measures and safeguards (such as policies, standards, and practices) in connection with its activities under this Agreement, commensurate with the size and complexity of its business, as are necessary to comply with Applicable

Laws related to cybersecurity and the privacy, security, or processing of personal information. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, provide any data, information, documentation, or other materials required to be delivered by Bambusa to Biotheus under this Agreement (a) in electronic format over secure systems that include adequate encryption safeguards to prevent unauthorized access and maintain data security, or (b) in such other format as is requested by Biotheus.
9.5.7.ABC Clauses. Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, comply with all Applicable Laws related to anti-money laundering, import or export control, sanctions (including any selective or non-comprehensive sanctions), anti-boycott, anti-bribery, or anti-corruption (including Customs and Trade Laws), and not engage in any activity that involves ethical violations (including money laundering, fraud, corruption, bribery, or other relevant offenses). Without limiting the foregoing, Bambusa will not, and will cause its Affiliates, Sublicensees, and subcontractors not to: (a) make any offer, payment, or promise to pay money or provide anything of value to a Government Official or any other Person, whether directly or indirectly, for the purpose of improperly influencing any act or decision of, or for securing any improper advantage; (b) accept, receive, agree to accept, or agree to receive a payment or anything of value from any individual for undue favorable treatment in obtaining, retaining, or directing business for, or to obtain any undue special concession on behalf of either Party or any of their respective Affiliates; or (c) facilitate any payments to any Government Official to expedite a routine government action or other official act. Bambusa will, and will cause its Affiliates and Sublicensees to, conduct appropriate risk-based due diligence, including risk-based periodic renewal due diligence, to assess the capabilities, compliance, and reputation of any agents, (sub)contractors, consultants, advisors, and other Third Party representatives engaged by Bambusa or its Affiliates or Sublicensees to perform activities under this Agreement. If Bambusa or any of its Affiliates or Sublicensees become aware or have reason to suspect that any Person acting on Bambusa’s (or any of its Affiliates’ or Sublicensees’) behalf has engaged in any activities which may result in a violation of any Applicable Laws related to anti-money laundering, import or export control, sanctions (including any selective or non-comprehensive sanctions), anti-boycott, anti-bribery, or anti-corruption (including Customs and Trade Laws), then Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, immediately report such knowledge or suspicion via the following email address:                      (or such other e-mail as Biotheus may have provided to Bambusa in accordance with Section 14.5 (Notices)). Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, provide reasonable cooperation in any investigation that may be conducted by or on behalf of Biotheus or any of its Affiliates in connection with this Agreement, and upon notice of an intended investigation, Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, provide, in a reasonable time, to Biotheus or its designee: (i) access to relevant Persons and (ii) access to relevant documents and data (e.g., invoices and requests for expense reimbursement, supporting receipts and substantiation, and original entry records for charges and payments). Bambusa acknowledges and agrees that the obligations under this Section 9.5.7 (ABC Clauses) apply to all its Affiliates and Sublicensees and its and their respective employees and subcontractors performing any activities under this Agreement, and Bambusa and its Affiliates and Sublicensees will bind all subcontractors performing any activities on their behalf under this Agreement by respective contractual clauses encompassing all provisions of this Section 9.5.7 (ABC Clauses).
9.5.8.Code of Conduct for Business Partners. Bambusa acknowledges that Biotheus addresses and resolves ethical and compliance-related issues arising in connection with its activities as set forth in the Code of Conduct and Business Ethics of its ultimate parent entity, BioNTech SE, and requires its business partners to adhere to such standards. To maintain such ethical and compliance standards with respect to activities under this Agreement, Bambusa will, and will cause its Affiliates, Sublicensees, and subcontractors to, perform its activities under this Agreement in accordance with BioNTech SE’s Code of Conduct for Business Partners (as may be updated from time to time), currently found at [***] and [***].
9.6.Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT RIGHT OR OTHER INTELLECTUAL PROPERTY. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY ADVANCE ANY LICENSED PRODUCT OR DEVELOP, ACHIEVE REGULATORY APPROVAL FOR, SPECIAL APPROVAL FOR, OR PRICING AND REIMBURSEMENT APPROVAL FOR, OR MANUFACTURE, COMMERCIALIZE, OR OTHERWISE EXPLOIT, ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OR PROFIT OF A LICENSED PRODUCT WILL BE ACHIEVED.

10.INDEMNIFICATION, LIABILITY, AND INSURANCE
10.1.Indemnification by Biotheus. Biotheus will defend, indemnify, and hold harmless Bambusa, its Affiliates, and its and their respective officers, directors, employees, and agents (each, a “Bambusa Indemnitee”) from and against any and all liabilities, losses, costs, and expenses (including any reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) to which a Bambusa Indemnitee may become subject as a result of any claim, suit, proceeding, or cause of action by a Third Party (each, a “Third Party Claim”) to the extent such Losses arise out of or are based on: (a) the breach of any of Biotheus’ representations, warranties, or covenants under this Agreement; or (b) the willful misconduct or gross negligence of Biotheus or any Biotheus Affiliate in connection with this Agreement; except, in each case ((a) and (b)), to the extent such Losses arise out of or are based on any conditions set forth in sub-clauses (a) through (c) (inclusive) for which Bambusa has an obligation to indemnify any Biotheus Indemnitee pursuant to Section 10.2 (Indemnification by Bambusa).
10.2.Indemnification by Bambusa. Bambusa will defend, indemnify, and hold harmless Biotheus, its Affiliates, and each of their respective officers, directors, employees, and agents (each, a “Biotheus Indemnitee”) from and against any and all Losses to which a Biotheus Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses arise out of or are based on: (a) the Exploitation of Licensed Compounds or Licensed Products in the Field in the Territory by or on behalf of Bambusa or any of its Affiliates or Sublicensees; (b) the breach of any of Bambusa’s representations, warranties, or covenants under this Agreement; or (c) the willful misconduct or gross negligence of Bambusa or any of its Affiliates, Sublicensees, or subcontractors in connection with this Agreement; except, in each case ((a) through (c)), to the extent such Losses arise out of or are based on any conditions set forth in sub-clauses (a) and (b) (inclusive) for which Biotheus has an obligation to indemnify any Bambusa Indemnitee pursuant to Section 10.1 (Indemnification by Biotheus).
10.3.Indemnification Procedures. The Bambusa Indemnitee or Biotheus Indemnitee claiming indemnification under Section 10.1 (Indemnification by Biotheus) or Section 10.2 (Indemnification by Bambusa) (the “Indemnitee”) will give written notice to the Party from whom indemnification is being sought (the “Indemnifying Party”) promptly after learning of the Third Party Claim giving rise to the obligation to indemnify, provided that any failure or delay by an Indemnitee to timely give such notice will not affect the indemnification provided hereunder except to the extent the Indemnifying Party is actually and materially prejudiced as a result of such failure or delay. The Indemnifying Party will assume and conduct the defense of the Third Party Claim using counsel of its choice; provided, however, that the Indemnitee may participate in and monitor such defense with counsel of its own choice, at its own cost and expense, subject to the Indemnifying Party’s right to control such defense. The Indemnitee will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s sole cost and expense, in connection with such defense. The Indemnifying Party will not enter into any settlement of a Third Party Claim in a manner that: (a) would restrict the scope or admit the invalidity or unenforceability of a Patent owned or controlled by the other Party or any of its Affiliates; (b) materially diminishes or has a material adverse effect on the rights or interest of the other Party or any of its Affiliates; (c) imposes any costs or liability on, or involves any admission by, the other Party or any of its Affiliates; or (d) requires the other Party or any of its Affiliates to take, or to forbear to take, any action, in each case ((a) through (d)) without the prior written consent of the other Party. If the Parties cannot agree as to the application of Section 10.1 (Indemnification by Biotheus) or Section 10.2 (Indemnification by Bambusa) to any Third Party Claim, then pending resolution of the Dispute pursuant to Article 13 (Dispute Resolution), the Parties may conduct separate defenses of such Third Party Claim, with the applicable Bambusa Indemnitee(s) and Biotheus Indemnitee(s) retaining the right to claim indemnification from the applicable Indemnifying Party in accordance with Section 10.1 (Indemnification by Biotheus) or Section 10.2 (Indemnification by Bambusa), as applicable, upon resolution of the Third Party Claim. If the Indemnifying Party does not assume and conduct the defense of the Third Party Claim as provided in this Section 10.3 (Indemnification Procedures), then (i) the Indemnitee may defend against and consent to the entry of any judgment, or enter into any settlement with respect to, the Third Party Claim in any manner the Indemnitee may deem reasonably appropriate, and (ii) the Indemnifying Party will remain responsible for indemnifying the Indemnitee as provided in Section 10.1 (Indemnification by Biotheus) or Section 10.2 (Indemnification by Bambusa).
10.4.Limitation of Liability. NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR ANY LOSS OF PROFITS OR REVENUE, IN EACH CASE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM IS IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, AND REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.4 (LIMITATION OF LIABILITY) WILL LIMIT OR RESTRICT: (A) LIABILITIES FOR A PARTY’S FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT; (B) LIABILITIES FOR A PARTY’S BREACH OF ARTICLE 11 (CONFIDENTIALITY); (C) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF THE PARTIES UNDER SECTION 10.1 (INDEMNIFICATION BY BIOTHEUS) OR SECTION 10.2 (INDEMNIFICATION BY BAMBUSA); OR (D) LIABILITIES FOR THE GRANT OF A SUBLICENSE UNDER THE RIGHTS GRANTED IN SECTION

2.1 (LICENSE TO BAMBUSA) IN VIOLATION OF SECTION 2.3.2 (RIGHT TO SUBLICENSE) OR SECTION 2.3.4 (TERMS OF SUBLICENSES).
10.5.Effect of Bambusa’s Knowledge. Bambusa acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to Biotheus, and notwithstanding any provision to the contrary set forth in this Agreement, in no event will Biotheus or any of its Affiliates have any liability to Bambusa or any of the Bambusa Indemnitees with respect to a breach of representation, warranty, or covenant under this Agreement to the extent that Bambusa (or any of its advisors, including lawyers, accountants, and investment bankers) had knowledge of such breach on or before the Effective Date.
10.6.Insurance. During the Term and for [***] years thereafter, Bambusa will, at its own expense, have and maintain such types and amounts of insurance covering its activities under this Agreement as is normal and customary for similarly situated biotechnology companies or otherwise required by Applicable Law (including insurance covering Clinical Trials sponsored by Bambusa or its Affiliates or Sublicensees in any country where such coverage is required). Bambusa will provide certificates of insurance showing compliance with the requirements in this Section 10.6 (Insurance) upon Biotheus’ request and will provide Biotheus with written notice at least [***] days prior to the cancellation, non-renewal, or other material changes in such insurance. Such insurance will not be construed to limit Bambusa’s liability under this Agreement.
11.CONFIDENTIALITY
11.1.Confidential Information. Either Party or its Affiliates (the “Disclosing Party”) may disclose, directly or indirectly, Confidential Information to the other Party or its Affiliates (the “Receiving Party”) in connection with this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement: (a) Biotheus’ Background Know-How, the Licensed Know-How, and the Biotheus Foreground Know-How, in each case, will be deemed to be Biotheus’ Confidential Information, and Biotheus will be deemed the Disclosing Party and Bambusa the Receiving Party with respect thereto; (b) Bambusa’s Background Know-How and the Bambusa Foreground Know-How will be deemed to be Bambusa’s Confidential Information, and Bambusa will be deemed to be the Disclosing Party and Biotheus the Receiving Party with respect thereto; and (c) the Joint Foreground Know-How and the terms and existence of this Agreement, in each case, will be deemed to be the Confidential Information of both Parties, and both Parties will be deemed to be the Disclosing Party and the Receiving Party with respect thereto.
11.2.Confidentiality Obligation. Subject to the other provisions of this Article 11 (Confidentiality), the Receiving Party will: (a) maintain in confidence and otherwise safeguard the Disclosing Party’s Confidential Information in the same manner and with the same protections as the Receiving Party maintains in confidence and safeguards its own Confidential Information of a similar kind and value, but in no event with less than a reasonable degree of care; (b) not, directly or indirectly, disclose, publish, or use for the benefit of any Third Party or itself, except as provided in this Article 11 (Confidentiality), any Confidential Information of the Disclosing Party, without first having obtained the Disclosing Party’s written consent; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose except those expressly permitted in this Agreement. The Receiving Party will promptly notify the Disclosing Party in writing if it discovers any loss or unauthorized use or disclosure of the Disclosing Party’s Confidential Information, provided that such notice will not constitute, or be deemed to be or construed as, or admissible in any court of competent jurisdiction as, an admission of any breach or wrongdoing by or on behalf of the Receiving Party.
11.3.Period of Confidentiality. The obligations of confidentiality and non-use under this Article 11 (Confidentiality) will be in full force and effect during the Term of this Agreement and for ten years thereafter; provided that, for any Confidential Information that qualifies as trade secret information under Applicable Law, such obligations will continue for so long as such trade secret information qualifies for trade secret protections under Applicable Law.
11.4.Exceptions. The obligations of confidentiality and non-use under this Article 11 (Confidentiality) will not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that that Receiving Party can demonstrate by competent written evidence that such Confidential Information:
11.4.1.was known to, or was otherwise in the possession of, the Receiving Party prior to the time of receiving such information from the Disclosing Party (other than as a result of prior disclosure by the Disclosing Party);
11.4.2.is subsequently disclosed to the Receiving Party on a non-confidential basis (i.e., without any obligation to keep it confidential or any restriction on its use) by a Third Party that is entitled to disclose such information without breach of any legal or contractual obligation to the Disclosing Party;
11.4.3.is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without breach by such Third Party or the Receiving Party of any legal or contractual obligation to the Disclosing Party; or
11.4.4.is independently generated, conceived, created, invented, or otherwise made by or on behalf of the Receiving Party without reference to or reliance upon the Disclosing Party’s Confidential Information.

No combination of features or disclosures will be deemed to fall within the foregoing exclusions (11.4.1 through 11.4.4, inclusive) merely because individual features are published, publicly available, enter the public domain, or in the possession of the Receiving Party, unless the combination itself is published, publicly available, enters the public domain, or in the possession of the Receiving Party.
11.5.Authorized Disclosure. The Receiving Party may disclose the Disclosing Party’s Confidential Information as expressly permitted in this Agreement, or if and to the extent such disclosure is reasonably necessary in connection with the following:
11.5.1.in response to a valid order of a court of competent jurisdiction or other competent Governmental Authority; provided that any such disclosure will be subject to Section 11.7 (Confidential Treatment);
11.5.2.if, in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required under Applicable Law; provided that (a) disclosure of the existence and relevant terms of this Agreement to any listing authority or stock exchange on which the securities of the Receiving Party (or its parent entity, whether direct or indirect) are listed or to which an application for listing has been submitted will be subject to Section 11.8 (Disclosure of this Agreement), and (b) any other disclosure will be subject to Section 11.7 (Confidential Treatment);
11.5.3.(a) preparing for and conducting any arbitration or litigation under this Agreement, and (b) as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award, or the recognition or enforcement of an arbitral decision or award, in each case, as further described in Article 13 (Dispute Resolution) or Exhibit A (Baseball Arbitration);
11.5.4.Prosecuting and Maintaining, defending, or enforcing Patents as contemplated by this Agreement;
11.5.5.to a Regulatory Authority as necessary for the Exploitation of the Licensed Compounds or Licensed Products as contemplated by this Agreement;
11.5.6.to license or exploit the Joint Foreground IP as permitted under Section 8.1.5 (Treatment of Joint Foreground IP);
11.5.7.to a tax authority in connection with the tax affairs or a reporting obligation of the Receiving Party;
11.5.8.to the Receiving Party’s Affiliates, and its and their respective directors, officers, employees, agents, (sub)contractors, consultants, and advisors

(including lawyers, accountants, and investment bankers), in each case, on a need-to-know basis (meaning such Persons need to know the information for purposes of performing the Receiving Party’s obligations or exercising the Receiving Party’s rights under this Agreement); provided that any such Persons are bound by appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those set forth in this Article 11 (Confidentiality) but with a duration customary in confidentiality agreements entered into for a similar purpose; provided, further, that the Receiving Party will remain responsible for any failure by any of the foregoing Persons to treat such Confidential Information as required under this Article 11 (Confidentiality) as if such Persons were directly bound to the requirements of this Article 11 (Confidentiality);
11.5.9.with respect to Bambusa and its Affiliates as the Receiving Party only, with prior notice to Biotheus as permitted by Applicable Law, to actual or bona fide potential (a) Sublicensees solely as reasonably necessary in the context of a sublicensing transaction under this Agreement or (b) acquirers, investors, or lenders of Bambusa or its Affiliates as part of their due diligence investigations, in each case ((a) and (b)), including directors, officers, employees, agents, consultants, and advisors (including lawyers, accountants, and investment bankers) of the foregoing; provided that any such Person is bound by appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those set forth in this Article 11 (Confidentiality) but with a duration customary in confidentiality agreements entered into for a similar purpose; provided, further, that Bambusa will remain responsible for any failure by any such Person to treat such Confidential Information as required under this Article 11 (Confidentiality) as if such Person were directly bound to the requirements of this Article 11 (Confidentiality);
11.5.10.    with respect to Biotheus and its Affiliates as the Receiving Party only, to actual or bona fide potential acquirers, merger or acquisition partners, investors, lenders, funding sources (including any counterparty in a monetization or securitization transaction, such as a royalty financing), bankers, underwriters, licensors, licensees, sublicensees, or collaboration partners, in each case, including directors, officers, employees, agents, consultants, and advisors (including lawyers, accountants, and investment bankers) of the foregoing; provided that any such Person is bound by appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those set forth in this Article 11 (Confidentiality) but with a duration customary in confidentiality agreements entered into for a similar purpose; provided, further, that Biotheus will remain responsible for any failure by any such Person to treat such Confidential Information as required under this

Article 11 (Confidentiality) as if such Person were directly bound to the requirements of this Article 11 (Confidentiality); or
11.5.11.    with respect to Biotheus and its Affiliates as the Receiving Party only, to Third Parties to the extent reasonably necessary to perform its obligations under or confirm its compliance with any Upstream Agreement or the Adimab License Agreement.
11.6.Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Agreement, such disclosure will not cause any such information to cease to be Confidential Information.
11.7.Confidential Treatment. Before the Receiving Party discloses any Confidential Information pursuant to Sections 11.5.1 or 11.5.2, it will (to the extent not prohibited by Applicable Law, or judicial or administrative process) promptly: (a) inform the Disclosing Party of such disclosure; (b) take into account the Disclosing Party’s reasonable requests; (c) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own Confidential Information of a similar nature, but in no event less than reasonable efforts; and (d) cooperate with any lawful efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to (i) contest such disclosure, (ii) obtain a protective order for the Confidential Information required to be disclosed, or (iii) secure other confidential treatment of such Confidential Information. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of Article 11 (Confidentiality), then the Receiving Party will disclose only that portion of Confidential Information that the Receiving Party is advised by legal counsel is legally required to be disclosed. If the Receiving Party is prohibited by Applicable Law, or judicial or administrative process, from informing the Disclosing Party before such Confidential Information is disclosed pursuant to Sections 11.5.1 or 11.5.2, it will (to the extent not prohibited by Applicable Law, or judicial or administrative process) inform the Disclosing Party of the full circumstances of the disclosure and the Confidential Information that has been disclosed as soon as reasonably practicable after such disclosure has been made.
11.8.Disclosure of this Agreement. Either Party may disclose the existence and relevant terms of this Agreement to the extent required, in the reasonable opinion of such Party’s counsel, to comply with rules of any listing authority or stock exchange on which the securities of such Party (or its parent entity, whether direct or indirect) are listed or to which an application for listing has been submitted; provided that such Party will: (a) inform the other Party as soon as reasonably practicable of the required disclosure, including the timelines for disclosure; (b) allow the other Party a reasonable opportunity to comment on the extent of the disclosure; (c) consider in good faith any requests for redaction, or other reasonable comments, made by the other Party; and (d) use reasonable efforts to have terms identified by the other Party afforded confidential treatment, provided that each Party will ultimately retain control over what information to disclose to the extent such Party determines, based on the reasonable opinion of such Party’s legal counsel, that disclosure is reasonably necessary to comply with the rules of such listing authority or stock exchange.
11.9.Publication.
11.9.1.Right to Publish. Each Party will have the right to make any paper, publication, oral presentation, abstract, poster, manuscript, or other presentation (each a “Publication”) relating to this Agreement or the activities under this Agreement subject to the limitation set forth in Section 11.9.2 (Review and Comment).
11.9.2.Review and Comment. The publishing Party will give the other Party an opportunity to review the Publication to determine whether such Publication contains such other Party’s Confidential Information. Prior to making any such Publication, the publishing Party will provide the reviewing Party a copy of such proposed Publication or an outline of the proposed oral disclosure, together with any slides or other materials to be provided in connection with such oral disclosure (if any), at least [***] days prior to its intended submission for publication or presentation so that the reviewing Party may review such proposed Publication. The reviewing Party will have the right, in its sole discretion, to: (a) identify and require the publishing Party to delete from such Publication any of the reviewing Party’s Confidential Information, which Confidential Information the publishing Party will delete from such proposed Publication prior to the disclosure thereof; or (b) request a reasonable delay in such publication or presentation (not to exceed [***] days) to allow such reviewing Party to file a Patent application protecting the reviewing Party’s rights in such information.
11.10.Publicity. Each Party will not, and will cause its respective Affiliates not to, make any press release or other public statement relating to this Agreement or the activities under this Agreement without first obtaining the prior written consent of the other Party. After a disclosure or other public statement has been reviewed and approved by both Parties in writing under this Section 11.10 (Publicity), either Party may make subsequent public disclosures reiterating the same information without having to obtain the other Party’s prior written consent, so long as the information in such disclosure or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. This Section 11.10 (Publicity) will not preclude a Party from issuing any press release or making any public statement if, in the reasonable opinion of such Party’s legal counsel, such press release or other public statement is required under Applicable Law, in which case, Section 11.5.2 (under

Authorized Disclosures) will apply. Bambusa will cause its Sublicensees and subcontractors to comply with this Section 11.10 (Publicity).
11.11.Use of Names. Except as otherwise expressly set forth herein, no Party (nor any of its respective Affiliates) will use any Trademark of the other Party or any of its Affiliates, or its or their respective employees, in any Publication, publicity, promotion, news release, or other public disclosure relating to this Agreement or the activities under this Agreement, without first obtaining the prior written consent of the other such Party, except as, in the reasonable opinion of a Party’s legal counsel, may be required by Applicable Law. Bambusa will cause its Sublicensees and subcontractors to comply with this Section 11.11 (Use of Names).
11.12.Equitable Relief. Each Party acknowledges and agrees that the restrictions, rights, and obligations set forth in Article 11 (Confidentiality) are reasonable and necessary to protect the legitimate interests of the other Party, that such other Party would not have entered into this Agreement in the absence of such restrictions, rights, and obligations, and that any breach or threatened breach of any provision of Article 11 (Confidentiality) may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 11 (Confidentiality), the non-breaching Party will be authorized and entitled to seek, in accordance with Article 13 (Dispute Resolution), injunctive relief, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.
12.TERM AND TERMINATION
12.1.Term. This Agreement will commence on the Effective Date and, unless earlier terminated pursuant to this Article 12 (Term and Termination) or by written agreement of the Parties, will expire on a Licensed Product-by-Licensed Product and country-by-country basis (in the Territory) at the end of the applicable Royalty Term for such Licensed Product in such country, and will finally expire in its entirety at the end of the last-to-expire Royalty Term with respect to all Licensed Products and all countries (in the Territory) (the “Term”).
12.2.Termination by Bambusa for Convenience. Bambusa will have the right, for any or no reason, to terminate this Agreement in its entirety upon: (a) prior to the First Commercial Sale of the first Licensed Product, [***] days’ prior written notice to Biotheus, or (b) following the First Commercial Sale of the first Licensed Product, [***] days’ prior written notice to Biotheus.
12.3.Termination for Material Breach. Each Party will have the right to terminate this Agreement immediately in its entirety upon written notice to the other Party if such Party materially breaches any of its obligations under this Agreement, and, after receiving written notice from the other Party identifying such material breach in reasonable detail, the allegedly breaching Party fails to cure such material breach within [***] days following the date of such notice (or, if such material breach arises from a failure to make a payment set forth in this Agreement, within [***] Business Days following the date of such notice). Bambusa acknowledges and agrees that any breach of Bambusa’s obligations under Section 5.2 (Diligence) will be a material breach of its obligations under this Agreement.
12.4.Termination for Insolvency. If and to the extent permitted by Applicable Law, either Party may terminate this Agreement in whole upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.
12.5.Termination for Force Majure. Each Party will have the right to terminate this Agreement, on an entire Agreement basis pursuant to Section 14.4 (Force Majeure).
12.6.Termination by Biotheus for Shelving. If at any time during the period beginning on the Program Transfer Date and ending on the payment of the last First Commercial Sale Milestone Payment, (a) there is a period of [***] consecutive calendar months during which neither Bambusa nor any of its Affiliates or Sublicensees conducts any bona fide Development or pre-launch Commercialization activities for a Licensed Product, or (b) Bambusa or any of its Affiliates or Sublicensees has instituted and maintained (per internal policies), for a period of [***] consecutive calendar months, a hold on conducting all Development activities or pre-launch Commercialization activities for a Licensed Product, and such foregoing circumstances ((a) or (b)) are not: (i) a reasonable response to written guidance from or action by a Regulatory Authority with respect to the applicable Licensed Product(s) (such as a clinical hold, recall, or withdrawal); (ii) a result of a failure outside of Bambusa’s reasonable control to secure adequate supply of Licensed Compound or Licensed Product; (iii) a result of force majeure circumstance(s) described in Section 14.4 (Force Majeure); or (iv) a result of any claim brought by a Third Party against Bambusa or any of its Affiliates that prevents the continued conduct of Development activities or pre-launch Commercialization activities with respect to such Licensed Product (such circumstances described in the foregoing clauses (a) and (b), subject to the exclusions set forth in the foregoing clauses (i)-(iv), a “Shelving Event”), then Bambusa will promptly notify Biotheus in writing upon becoming aware of such Shelving Event having occurred (which notice may be given in writing or at the next JSC meeting). If Biotheus becomes aware that a Shelving Event has occurred during such period, then Biotheus may (in its sole discretion) also notify Bambusa that it has become so aware (which notice may be given in writing or at the next JSC meeting). Within [***] days following any such notice, the Parties will meet to discuss the nature and circumstances surrounding such Shelving Event. Bambusa will have [***] days following the date of such meeting to cure, or cause its Affiliate or Sublicensee to cure, such Shelving Event. If Bambusa fails to cure, or cause its Affiliate or Sublicensee to cure, such Shelving Event within such [***]-day period, then Biotheus will have the right to immediately terminate this Agreement in its entirety upon written notice to Bambusa.
12.7.Termination by Biotheus for Patent Challenge. If and to the extent permitted by Applicable Law, Biotheus will have the right to immediately terminate this Agreement in its entirety upon written notice to Bambusa if Bambusa or its Affiliates or Sublicensees, directly or indirectly, commences a legal action challenging the validity, enforceability, title, or scope of any Licensed Patents (“Patent Challenge”); provided that, if any such Patent Challenge is by a Sublicensee, Biotheus will not have the right to terminate this Agreement if Bambusa (a) causes such Patent Challenge to be terminated or dismissed or (b) terminates the applicable Sublicensee’s sublicense to the Patents that are the subject of such Patent Challenge, in each case ((a) and (b)) within [***] days following the applicable notice of termination. Notwithstanding the foregoing, Biotheus shall not have a right to terminate this Agreement with respect to any Patent Challenge undertaken by an Affiliate of Bambusa that becomes such an Affiliate as a result of an acquisition and where such new Affiliate was participating in the Patent Challenge at least [***] days prior to the earlier of (i) the closing of such acquisition and (ii) the applicable acquiror or acquisition target (as applicable) commencing due diligence or otherwise having access to non-public information of Bambusa or any of its Affiliates in connection with such acquisition transaction, provided that in the case Bambusa is the acquiror, Bambusa will require such new Affiliate to terminate such Patent Challenge within [***] days after the closing of such acquisition. For clarity, this Section 12.7 (Termination by Biotheus for Patent Challenge) shall not apply to arguments made by Bambusa or its Affiliates or Sublicensees that distinguish the inventions claimed in any Licensed Patents from those claimed in the Patents owned or controlled by Bambusa or its Affiliates or Sublicensees in the ordinary course of Prosecution and Maintenance of such Patents.
12.8.Full Force and Effect During Notice Period. This Agreement will remain in full force and effect during the period commencing on the date of notice of termination of this Agreement and ending on the effective date of termination of this Agreement, including that Bambusa will owe any Milestone Payments on milestone events achieved and Royalties on Net Sales of Licensed Products made, and pay any Upstream Payments accrued, in each case, during the termination notice period, even if the due date of such payment may come after the effective date of the termination.
12.9.Effects of Expiration or Termination.
12.9.1.Effects of Expiration. Following the end of the Term for an applicable Licensed Product in a country (in the Territory) by expiration (but not earlier termination), the licenses granted to Bambusa under Section 2.1 (License to Bambusa) will survive such expiration and become non-exclusive, perpetual, irrevocable, fully paid-up, and royalty-free for such Licensed Product in such country. Bambusa will continue to pay any Upstream Payments accrued following the effective date of any such expiration (but not earlier termination) in accordance with the terms set forth in Section 7.6 (Upstream Payments).
12.9.2.Termination of Licenses. Except to the extent necessary to perform Bambusa’s obligations under this Section 12.9 (Effects of Expiration or Termination) and Applicable Law, as of the effective date of termination (but not expiration) of this Agreement, all licenses and all other rights granted by Biotheus to Bambusa under this Agreement will terminate.
12.9.3.Sublicense Survival. As of the effective date of termination (but not expiration) of this Agreement, all sublicenses granted by Bambusa pursuant to Section 2.3 (Sublicensing) will also terminate; provided, however, that at the request of any former Sublicensee that is in material compliance with and is not in breach of its applicable sublicense agreement or this Agreement or any applicable Upstream Agreement within [***] days following the effective date of termination, Biotheus will enter into a direct license agreement with such former Sublicensee, on the same terms as this Agreement, taking into account any difference in license scope, territory, and duration of sublicense grant (each, a “New License Agreement”). Under any such New License Agreement between Biotheus and such former Sublicensee, such former Sublicensee will be required to pay to Biotheus the same amounts in consideration for such direct grant as Biotheus would have otherwise received from Bambusa as described in this Agreement on account of such former Sublicensee’s Exploitation of the relevant Licensed Products had this Agreement not been terminated. Under such New License Agreement, Biotheus will not be bound by any grant of rights broader than, and will not be required to perform any obligation other than, those rights and obligations contained in this Agreement and all applicable rights of Biotheus set forth in this Agreement will be included in such New License Agreement.
12.9.4.Reversion License. Effective upon the effective date of termination (but not expiration) of this Agreement, Bambusa will grant (on behalf of itself and its Affiliates), and hereby does grant, to Biotheus an irrevocable, perpetual, worldwide, exclusive (even as to Bambusa and its Affiliates) license, with the right to grant sublicenses through one or more tiers, under the Reversion IP solely to the extent necessary for Biotheus and its Affiliates to Exploit any Licensed Compounds or Licensed Products in the Field in the Territory. In the event that this Agreement is terminated by Biotheus pursuant to Section 12.3 (Termination for Material Breach), Section 12.6 (Termination by Biotheus for Shelving), or Section 12.7 (Termination by Biotheus for Patent Challenge), then the foregoing license will be royalty-free and fully paid-up. In all other termination scenarios, the foregoing license will be royalty-bearing, and the Parties will negotiate in good faith commercially reasonable royalty payments for such license, taking into account the stage of the applicable Licensed Products and the scope and value of the Reversion IP. If the Parties do not agree on commercially reasonable royalty payments for such license within [***] days following the effective date of termination of this Agreement, then either Party may (in its sole discretion) refer such matter for resolution in accordance with the procedures set forth in Exhibit A (Baseball Arbitration).
12.9.5.Reversion Trademarks. If, as of the effective date of termination, Bambusa or any of its Affiliates own any Product Marks that have been approved by the Regulatory Authority for use with the Licensed Products (the “Reversion Trademarks”), then, at Biotheus’ written request, promptly following such effective date of termination, Bambusa, on behalf of itself and its Affiliates, will transfer and assign to Biotheus or Biotheus’ designee all of Bambusa’s and its Affiliates’ rights, title, and interests in and to such Reversion Trademarks pursuant to an agreement that the Parties will negotiate and enter into after such effective date of termination. In the event that this Agreement is terminated by Bambusa pursuant to Section 12.3 (Termination for Material Breach) or Section 12.4 (Termination for Insolvency) or by either Party pursuant to Section 12.5 (Termination for Force Majeure), Biotheus will reimburse Bambusa for all reasonable and documented out-of-pocket costs incurred by Bambusa and its Affiliates in making the assignments and transfers of the Reversion Trademarks. In all other termination scenarios, Bambusa will undertake its activities under this Section 12.9.5 (Reversion Trademarks) at its sole cost and expense.
12.9.6.Transition. Promptly (but in any event within [***] days) following the effective date of termination (but not expiration) of this Agreement, Bambusa will, and will cause its Affiliates, Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense

Survival), and subcontractors to, to the maximum extent permitted by Applicable Law:
12.9.6.1.    provide to Biotheus or its designee copies of all Know-How within the Reversion IP and all other data, reports, records, and materials (including non-clinical and clinical data relating to the Licensed Compounds and Licensed Products, any adverse event information, any customer lists and customer contact information, and any information related to sales and marketing) Controlled by Bambusa or its Affiliates or Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival) that has not previously been provided to Biotheus, and provide Biotheus and its designees with reasonable consultation and other reasonable assistance in becoming familiar therewith;
12.9.6.2.    promptly conduct (or cause its Affiliates, Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival), or subcontractors to conduct) a full technology transfer to Biotheus or its designee of the then-current manufacturing process for the Licensed Products, and provide reasonable assistance and on-site support requested by Biotheus to enable Biotheus or its designee to implement such manufacturing process at the facilities designated by Biotheus;
12.9.6.3.    (a) transfer and assign to Biotheus or its designee all Regulatory Materials with respect to any Licensed Compound or Licensed Product, or to the extent not so transferable, take reasonable actions to make available to Biotheus and its designees the benefits of such Regulatory Materials; and (b) until the transfer of such Regulatory Materials, allocate to Biotheus or its designee all regulatory responsibilities with respect to such Regulatory Materials relating to the Exploitation of the Licensed Compounds or Licensed Products, and grant Biotheus and its designees and right to access and reference any such Regulatory Materials (without any further action required on the part of Biotheus and its designees, whose authorization to file this consent with any Regulatory Authority is hereby granted as of the effective date of termination);
12.9.6.4.    on a Clinical Trial-by-Clinical Trial basis, orderly wind-down or transfer to Biotheus or its designee (at Biotheus’ election) the conduct of any ongoing Clinical Trials for any Licensed Products, in each case, in accordance with Applicable Law and taking into account patient safety matters; provided that if Biotheus elects for the conduct of any Clinical Trial to be transferred to Biotheus or its designee and such transfer is permitted under Applicable Laws, the Parties will negotiate and agree upon a reasonably detailed plan for such transfer; and
12.9.6.5.    if and to the extent requested by Biotheus, and to the extent permitted under the relevant agreement as of the effective date of the applicable termination, use reasonable efforts to assign to Biotheus or its designee any agreements between Bambusa or any of its Affiliates and any Third Party solely relating to the Exploitation of any Licensed Compound or Licensed Product, or to the extent not so assignable, use reasonable efforts to introduce Biotheus or its designee to the relevant Third Party (it being understood that if such assignment requires the consent of the relevant Third Party, Bambusa will use reasonable efforts to obtain such consent as promptly as reasonably practicable under the circumstances).
In the event that this Agreement is terminated by Bambusa pursuant to Section 12.3 (Termination for Material Breach) or Section 12.4 (Termination for Insolvency) or by either Party pursuant to Section 12.5 (Termination for Force Majeure), Biotheus will reimburse Bambusa for all reasonable and documented out-of-pocket costs incurred by Bambusa and its Affiliates in connection with the transition activities under this Section 12.9.6 (Transition). In all other termination scenarios, Bambusa will undertake its activities under this Section 12.9.6 (Transition) at its sole cost and expense.
12.9.7.Return of Confidential Information. Promptly following the Disclosing Party’s written request following any termination or expiration of this Agreement, the Receiving Party will return (or, as directed by the Disclosing Party, destroy) physical and electronic materials in the Receiving Party’s possession or control containing the Disclosing Party’s Confidential Information. Any such destruction (if any) will be certified by a duly authorized representative of the Receiving Party and such certification will be provided to the Disclosing Party upon request. Notwithstanding the foregoing, (a) the Receiving Party may retain copies of the Disclosing Party’s Confidential Information for which it has any continuing rights under this Agreement; (b) the Receiving Party may retain a single archival copy of the Disclosing Party’s Confidential Information for legal and compliance purposes; and (c) the Receiving Party will not be required to return or destroy any computer files and electronic mail that are stored securely by the Receiving Party and that are created during automatic system backup or as part of normal security or disaster recovery retention procedures, in each case ((a) through (c)), provided that any Confidential Information contained in such copy(ies) or computer files and electronic mail will remain subject to the confidentiality and non-use terms of this Agreement until such time as they are no longer Confidential Information as defined herein.
12.9.8.Winddown; Sell-Off. Following any termination (but not expiration) of this Agreement, subject to Section 12.9.6 (Transition) (including any election by Biotheus for Bambusa to transfer, rather than wind-down, any ongoing Clinical Trial), Bambusa will be responsible for the prompt wind-down of its and its Affiliates’, Sublicensees’ (solely with respect to Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival)), and subcontractors’ Exploitation of Licensed Compounds and Licensed Products in the Territory in compliance with Applicable Law; provided that during the [***] day period following the effective date of such termination, Bambusa and its Affiliates and Sublicensees (solely with respect to Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival)) will have the right to sell any commercial inventory of Licensed Product(s) which remains on hand as of the effective date of the termination; provided, further, that Bambusa will continue to make Royalty payments and Sales Milestone Payments to Biotheus on Net Sales of such Licensed Product(s) in accordance with the applicable terms of Article 7 (Financials). Following the end of such [***]-day period, Bambusa will, and will cause its Affiliates, Sublicensees (solely with respect to Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival)), and subcontractors to notify Biotheus of any quantity of Licensed Product(s) and any manufacturing materials therefor (including any Licensed Compounds, process intermediaries, and reagents) that are remaining in the inventory of Bambusa or any of its Affiliates, Sublicensees (solely with respect to Sublicensees who elect not to have their sublicenses survive pursuant to Section 12.9.3 (Sublicense Survival)), or subcontractors, and Biotheus or its designees may purchase, in its sole discretion, any such quantities of products or materials at a price equal to Bambusa’s fully burdened manufacturing costs for such products or materials (at no mark-up).
12.9.9.Continuity of Supply. Following any termination (but not expiration) of this Agreement, Bambusa will provide Biotheus with a list of relevant Third Party contract manufacturers for any Licensed Product and Biotheus shall notify Bambusa within [***] days following the provision of such list whether it wishes Bambusa to obtain such rights from such Third Party contract manufacturers as described in this Section 12.9.9 (Continuity of Supply). If Biotheus so notifies Bambusa within such [***]-day period, then Bambusa shall use reasonable efforts to either (as directed by Biotheus): (a) contact the relevant Third Party contract manufacturer to request novation of the relevant agreement to Biotheus or its designee and use reasonable efforts to novate the relevant agreement to Biotheus or its designee, or (b) use reasonable efforts to facilitate Biotheus entering into a direct agreement with such Third Party contract manufacturer, including introducing Biotheus or its designee to such Third Party contract manufacturer; provided that (i) in the event that this Agreement is terminated by Bambusa pursuant to Section 12.3 (Termination for Material Breach) or Section 12.4 (Termination for Insolvency), or by either Party pursuant to Section 12.5 (Termination for Force Majeure), Biotheus will reimburse Bambusa for all reasonable and documented out-of-pocket costs incurred by Bambusa and its Affiliates in connection with such activities; and (ii) in all other termination scenarios, Bambusa will undertake such activities at its sole cost and expense. If and to the extent requested by Biotheus, Bambusa (itself or through a designee) will supply to Biotheus quantities of any Licensed Product until Biotheus establishes an alternative supplier for such Licensed Product (for a period not to exceed [***] days following the effective date of termination), at a price equal to Bambusa’s fully burdened manufacturing costs for such Licensed Product (at no mark-up).
12.9.10.    Other Remedies. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.
12.9.11.    Survival. Notwithstanding any provision to the contrary set forth in this Agreement, the following provisions will survive and apply after expiration or termination of this Agreement in its entirety: Article 1 (Definitions) (solely to the extent such definitions are used in other surviving provisions); Section 2.2 (Covenant Not to Sue); Section 2.3.6 (Responsibility for Sublicensees); the last two sentences of Section 2.4 (Subcontracting); Section 2.5.1 (Compliance); Schedule 2.5.2 (Adimab License Agreement) (solely if and to the extent that the Adimab License Agreement becomes an Upstream Agreement following the Effective Date); Section 2.6 (No Implied Licenses); Section 5.4 (Development Records) (solely for the time period set forth therein); Article 7 (Financials) (solely with respect to any payment that accrued prior to the effective date of expiration or termination of this Agreement, or that accrues following the effective date of expiration or termination of this Agreement in accordance with the terms of this Section 12.9 (Effects of Expiration or Termination), and with respect to Section 7.11 (Financial

Records; Audit Right), solely for the time period set forth therein); Section 8.1 (Ownership); Section 9.4 (Mutual Covenants) and Section 9.5 (Additional Covenants of Bambusa) (in each case, solely as applicable to Bambusa’s ongoing activities during the up to [***]-day transition period following the effective date of termination, as further described in this Section 12.9 (Effects of Expiration or Termination)); Article 10 (Indemnification, Liability, and Insurance) (and with respect to Section 10.6 (Insurance), solely for the time period set forth therein); Article 11 (Confidentiality) (solely for the time period set forth in Section 11.3 (Period of Confidentiality)); this Section 12.9 (Effects of Expiration or Termination); Article 13 (Dispute Resolution); and Article 14 (Miscellaneous). All provisions not surviving in accordance with the foregoing will terminate upon expiration or termination of this Agreement and be of no further force and effect.
13.DISPUTE RESOLUTION
13.1.Governing Law. This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles, provisions, or rules thereof relating to choice of law or conflicts of law. The provisions of the United Nations Conventions on Contracts for the International Sale of Goods are expressly excluded.
13.2.Exclusive Dispute Resolution Mechanism. Except as otherwise expressly set forth in this Agreement, the procedures set forth in this Article 13 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, claim, or controversy (including non-contractual disputes, claims, or controversies) arising out of or related to this Agreement (a “Dispute”).
13.3.Binding Arbitration. Except as otherwise provided in this Agreement, any Disputes will be exclusively referred to and finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) (or any successor entity thereto) in accordance with the Commercial Arbitration Rules of the AAA (“AAA Rules”) as in effect at the time of the arbitration, except as modified herein. The AAA Rules are deemed to be incorporated by reference into this Section 13.3 (Binding Arbitration). This arbitration agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles, provisions, or rules thereof relating to choice of law or conflicts of law. The seat, or legal place, of arbitration will be in New York, State of New York and the Parties agree not to contest such seat of arbitration. The arbitration will be conducted by a tribunal of [***] arbitrators, [***] of whom shall be appointed by each Party. The [***] arbitrator, who shall be the presiding arbitrator, shall be appointed by the [***] arbitrators appointed by the Parties, or if the Parties fail to agree on the [***] arbitrator within [***] days following appointment of the [***] arbitrator, in accordance with the AAA

Rules. The language used in the arbitral proceedings will be English. The award will be final and binding on the Parties and the Parties undertake to carry out any award without delay. Judgment on the award so rendered may be entered in any court of competent jurisdiction. No award or procedural order made in the arbitration will be published.
13.4.Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any Dispute regarding the scope, construction, validity, enforceability, or infringement of any Patent or Trademark will be determined in a court or other tribunal, as the case may be, of competent jurisdiction in the applicable country in which such right was issued or, if not issued, in which the underlying application for such right was filed. Each Party hereby submits to the jurisdiction of such court or other tribunal and irrevocably waives any assertion that the matter should be heard in a different venue or forum.
13.5.Injunctive Relief. Notwithstanding any provision to the contrary set forth in this Agreement, either Party may at any time seek to obtain preliminary injunctive relief or other applicable provisional relief, including a temporary restraining order, preliminary injunction, or other interim equitable relief, from a court of competent jurisdiction with respect to a Dispute if the rights of such Party would be prejudiced absent such relief. A request by a Party to a court of competent jurisdiction for interim measures necessary to preserve the Party’s rights, including attachments or injunctions, will not be deemed incompatible with, or a waiver of, the agreement to arbitrate under Section 13.3 (Binding Arbitration), or the availability of interim measures of protection under the AAA Rules.
13.6.Waiver of Right to Jury Trial. THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY DISPUTE.
13.7.Confidentiality. Any and all activities conducted under this Article 13 (Dispute Resolution) or Exhibit A (Baseball Arbitration), including the existence of any arbitration or non-public litigation, any and all non-public information provided in the arbitration or litigation, and any non-public submissions, orders, or awards made in the arbitration or litigation, will be the Confidential Information of both Parties subject to the terms of Article 11 (Confidentiality). This Section 13.7 (Confidentiality) will survive expiration or termination of the Agreement and termination of any arbitration or litigation brought pursuant to this Agreement.

14.MISCELLANEOUS
14.1.Entire Agreement. This Agreement, including the Schedules and Exhibit hereto, sets forth and constitutes the complete, final, and entire agreement between the Parties with respect to the subject matter hereof and replaces and supersedes all prior covenants, promises, agreements, warranties, representations, conditions, and understandings, whether written or oral, between the Parties with respect to the subject matter hereof (including the applicable terms of the Collaboration Agreement). Each Party hereby confirms that it is not relying on any representations or warranties of the other Party, either oral or written, other than as are expressly set forth herein. Notwithstanding any provision to the contrary set forth in the Collaboration Agreement, as of the Effective Date, the “Option Period” and “Negotiation Period” (as defined in the Collaboration Agreement) under the Collaboration Agreement will be deemed to have expired.
14.2.Amendment. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and duly executed by authorized representatives of each Party.
14.3.Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement will neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right to be effective must be reduced to writing and duly executed by an authorized representative of such Party, and will be limited to the specified matter and, if applicable, the specified period of time in such writing.
14.4.Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions (other than as a result of the affected Party’s failure to comply with Applicable Law), fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines. Notwithstanding the foregoing, a Party will not be excused from making any payments owed by such Party under this Agreement as a result of any force majeure circumstance(s) affecting such Party. Such excuse from liability will be effective only for so long as such failure or delay continues to be caused by or result from such force majeure circumstance(s), and when the force majeure circumstance(s) no longer exists, the affected Party must promptly resume normal performance. The suspension of performance will be of no greater scope and no longer duration than is necessary. The affected Party will notify the other Party in writing of any force majeure circumstance(s) that may affect its performance under this Agreement as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such force majeure circumstance(s) and resume normal performance of its obligations under this Agreement as soon as reasonably practicable under the circumstances. For so long as any force majeure circumstance(s) continues, the affected Party will, at the other Party’s reasonable request, provide the other Party written summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. In any event, if an affected Party’s failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement as a result of any force majeure circumstance(s) continues for longer than [***] days, then the other Party may immediately terminate this Agreement by providing written notice to the affected Party.
14.5.Notices. All notices, requests, demands, permissions, waivers, consents, approvals, and other communications hereunder will be in writing, refer specifically to this Agreement, and be deemed to have been duly given or delivered only if: (a) delivered by hand, (b) transmitted by e-mail (with transmission confirmed), or (c) sent by internationally recognized overnight delivery service that maintains records of delivery, in each case ((a) through (c)), addressed to the Parties at their respective addresses set forth in this Section 14.5 (Notices) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 14.5 (Notices). Such notice will be deemed to have been given as of the date delivered by hand or transmitted by e-mail (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by e-mail will be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 14.5 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations or exercising their rights under this Agreement.
To Biotheus:
Biotheus Inc.
Attention:
Email:

with a copy to (which will not constitute notice):
BioNTech SE
Attention: Chief Legal Officer
Address:
Email:
To Bambusa:
Bambusa Therapeutics, Inc.
Attention: Shanshan Xu
Email:
14.6.No Strict Construction; Headings. This Agreement has been prepared jointly and each Party has had the opportunity to consult with counsel in connection with the review, drafting, and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply. The headings of each Article, Section, Schedule, or Exhibit in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article, Section, Schedule, or Exhibit.
14.7.Interpretation. In this Agreement, unless otherwise specified: (a) the use of any gender herein will be deemed to encompass references to all genders; (b) the use of the singular will be deemed to include the plural (and vice versa); (c) the words “include,” “includes,” “including,” “for example,” “e.g.,” and words of similar import will be deemed to be followed by the phrase “without limitation”; (d) general words will not be given a restrictive interpretation by reason of being preceded or followed by words indicating a particular class of acts, matters, or things; (e) the word “will” is imperative and will be construed to have the same meaning and effect as the word “shall”; (f) the word “or” is disjunctive but not necessary exclusive, and will be construed in the inclusive sense commonly associated with, and to have the same meaning and effect as, the term “and/or”; (g) the word “any” will be construed to mean “any and all”; (h) any reference herein to a Party will be construed to include its permitted successors and assigns; (i) the words “herein,” “hereof,” “herewith,” “hereunder,” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (j) the words “in writing,” “written,” or other words of similar import include any mode of reproducing words in a legible and non-transitory form, including e-mails and faxes, unless another form is prescribed by Applicable Law; (k) the word “notice” means notice in writing (whether or not specifically stated); (l) provisions that require that a Party, the Parties, or the JSC “agree,” “consent,” “approve,” “determine,” or words of similar import will require that such agreement, consent, approval, or determination be specific and in writing; (m) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be construed as a reference to the same as it may have been, or may from time to time hereafter be, amended or re-enacted in accordance with any requirements with respect to such amendment or re-enactment; (n) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (o) all references herein to Articles, Sections, Schedules, or Exhibits will be construed to refer to Articles, Sections, Schedules, or Exhibits of this Agreement unless otherwise specified; (p) the Schedules and Exhibit form part of the operative provisions of this Agreement and references to this Agreement will include all Schedules and Exhibits hereto; and (q) references to any Articles and Sections include Sections and subsections that are part of the related Article or Section (e.g., a section numbered “Section 2.2” would be part of “Article 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2.2”). Unless otherwise specified, in calculating any period of time under this Agreement: (i) references “prior to,” “following,” or “after” any date (and other words of similar import) exclude such reference date; (ii) references “from,” “beginning on,” or “ending on” any date (and other words of similar import) include such reference date; (iii) measurements described in periods of month(s) or year(s) will be made based on the applicable anniversary of the starting date, and if no corresponding anniversary date exists, then the end date of such period will be the next actual day; and (iv) if the end date of such period is not a Business Day, then such period will be deemed to end on the next Business Day.
14.8.Assignment. Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party, except that either Party may assign or transfer, without the other Party’s prior written consent, this Agreement in its entirety (a) to an Affiliate or (b) to a successor in interest (whether by merger, acquisition, asset purchase, or otherwise) to all or substantially all of such Party’s business to which this Agreement relates, and in each case ((a) and (b)), the assigning Party will notify the other Party of any such assignment within [***] days thereof. Any permitted assignee of all of an assigning Party’s rights hereunder will also assume all of such assigning Party’s obligations hereunder in writing and will, upon such assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for such Party, whereupon such assigning Party will cease to be a party to this Agreement and cease to have any rights or obligations under this Agreement; except that, in the event that the permitted assignee is an Affiliate, the assigning Party will remain responsible for the actions and inactions of such Affiliate to the same extent as if such actions or inactions were done by such assigning Party, and the other Party will have the right to proceed directly against the assigning Party without any obligation to first proceed against the applicable assignee. The rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment or attempted assignment by either Party in violation of the terms of this Agreement will be null, void, and of no legal effect.
14.9.Securitization. Notwithstanding any provision to the contrary set forth in this Agreement, including in Section 14.8 (Assignment): (a) Biotheus may assign or transfer, without Bambusa’s prior written consent, its right to receive payments under this Agreement (in whole or in part) to one or more Persons, including as part of a monetization or securitization transaction, such as a royalty financing; and (b) in connection with any such assignment or transfer under the foregoing sub-clause (a), Biotheus may also assign or transfer, without Bambusa’s prior written consent, its right to receive financial reports or conduct financial audits under this Agreement (in whole or in part) with respect to such payment(s) to such Person(s).
14.10.Change of Control.
14.10.1.    Notice. If, during the Term, Bambusa enters into a definitive agreement to undergo a Change of Control transaction, then Bambusa will notify Biotheus in writing promptly after the date on which such Change of Control transaction closes.
14.10.2.    Competitive Change of Control. [***].
14.10.3.    Bambusa Performance Following Change of Control. If Bambusa undergoes a Change of Control, Bambusa will, and will cause its Affiliates to, ensure there is no material change in: (a) the level of efforts and resources expended by or on behalf of Bambusa or its Affiliates with respect to any objective, activity, or goal under this Agreement; or (b) the qualifications and experience of the personnel engaged to perform activities in connection with the Exploitation of the Licensed Compounds or Licensed Products under this Agreement, or the standard of work done by such personnel (including with respect to speed and quality), in each case ((a) and (b)), which material change would reasonably be expected to adversely affect Bambusa’s ability to perform its obligations under this Agreement in accordance with the terms of this Agreement and in a manner consistent with Bambusa’s performance of such obligations during the [***]-day period immediately prior to the closing of the applicable Change of Control. Without limiting the foregoing, Bambusa will use reasonable efforts to facilitate continuity of staffing with respect to the personnel engaged to perform activities in connection with the Exploitation of the Licensed Compounds or Licensed Products under this Agreement and each Bambusa representative on the JSC.
14.11.Section 365(n). All rights and licenses now or hereafter granted by Bambusa to Biotheus under or pursuant to this Agreement are, for all purposes of Section

365(n) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Bambusa, Bambusa agrees that Biotheus, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Bambusa will, during the Term of this Agreement, create and maintain current copies or, if not amenable to copying, other appropriate embodiments, to the extent feasible, of all licensed intellectual property rights. Bambusa acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of the Bankruptcy Code include laboratory notebooks, cell lines, product samples, and inventory, research studies, and data, all Regulatory Approvals, Special Approvals, and Pricing and Reimbursement Approvals (and all applications therefor), and rights of reference therein, in each case, to the extent licensed by Bambusa to Biotheus hereunder, as well as the licensed intellectual property rights, and all information related to the licensed intellectual property rights. If (a) a case under the Bankruptcy Code is commenced by or against Bambusa, (b) this Agreement is rejected as provided in the Bankruptcy Code, and (c) Biotheus elects to retain its rights hereunder as provided in the Bankruptcy Code, then Bambusa (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will: (i) provide Biotheus with all such intellectual property (including all embodiments thereof) licensed hereunder and held by the Bambusa and such successors and assigns, or otherwise available to them, immediately upon Biotheus’ written request; whenever Bambusa or any of its successors or assigns provides to Biotheus any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section, Biotheus will have the right to perform Bambusa’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Biotheus will release Bambusa from liability resulting from rejection of the license or the failure to perform such obligations; and (ii) not interfere with Biotheus’ rights under this Agreement, or any agreement supplemental hereto, with respect to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in the Bankruptcy Code. All rights, powers, and remedies of Biotheus provided in this Section 14.11 (Section 365(n)) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Bambusa. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under the Bankruptcy Code: (A) the right of access to any intellectual property (and all embodiments thereof) of Bambusa licensed hereunder, or any Third Party with whom Bambusa contracts to perform any obligation of Bambusa under this Agreement, and, in the case of any such Third

Party, that is necessary for the Exploitation of Licensed Products or the use or practice of the Licensed IP and licensed hereunder; and (B) the right to contract directly with any Third Party to complete the contracted work.
14.12.No Violation of Applicable Law. No Party will be required to take any action under this Agreement that would, on written advice of counsel, require such Party to violate Applicable Law.
14.13.Information-Sharing. This Agreement is made subject to any restrictions regarding (a) the sharing of personal information under Applicable Laws related to data privacy and security, and (b) the sharing of competitively sensitive information under Applicable Laws related to antitrust. As of the Effective Date, neither Party expects that it will be required to disclose any such personal information or competitively sensitive information, in each case, to the other Party to perform its obligations or exercise its rights under this Agreement, and neither Party will disclose any such information to the other Party without first obtaining the other Party’s prior written consent and cooperating in good faith to ensure that such information is shared in compliance with all Applicable Law (including, as applicable, entering into a data sharing and transfer agreement, entering a separate confidentiality agreement, or implementing an information-sharing protocol).
14.14.Export. This Agreement is made subject to any restrictions concerning the export of products or technical information from any country in the Territory that may be imposed on the Parties from time to time.
14.15.English Language. This Agreement was prepared in the English language, which language will govern the interpretation of, and any Dispute regarding, this Agreement. In the event of any inconsistency or conflict between the English version of this Agreement and any translation of this Agreement into any other language, the English version will control. If any data, information, documentation, or other materials are not already in the English language, then in addition to the original form, Bambusa will provide to Biotheus a full certified English translation of the applicable data, information, documentation, or other materials at Bambusa’s sole cost and expense.
14.16.Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other ministerial, administrative, or similar acts, as may be reasonably necessary or appropriate to carry out the expressly stated purposes and clear intent of this Agreement.
14.17.Severability. If any one or more of the provisions of this Agreement is held to be invalid, unenforceable, or illegal by an arbitrator in accordance with Article 13 (Dispute Resolution) or by a court of competent jurisdiction from which no appeal can be or is taken, or declared under any Applicable Law of a Governmental Authority having jurisdiction over the Parties to be invalid, unenforceable, or illegal, then the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid, unenforceable, or illegal provision with a valid, enforceable, and legal one that implements the objectives contemplated by the Parties when entering into this Agreement.
14.18.Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, joint-venture partners, or other similar business relationship between the Parties, including for all tax purposes.
14.19.No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Person other than the Parties executing it.
14.20.Expenses. Each of the Parties will pay all fees, costs, and expenses of its respective lawyers and other experts and all other expenses incurred or to be incurred by it in negotiations, preparations, execution, performance, and delivery of this Agreement. Except as otherwise specified in this Agreement, each Party will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereunder.
14.21.Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise.
14.22.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. An executed copy of the Agreement delivered by facsimile or electronic means (including through PDFs or an electronic signature platform such as DocuSign) will constitute valid execution and delivery of this Agreement.
[The remainder of this page is intentionally left blank. The signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

Biotheus Inc.

By: /s/ Xiaolin Liu
Name: Xiaolin Liu
Title: Chief Executive Officer

By: /s/ Andy Tsun
Name: Andy Tsun
Title: Chief Scientific Officer

Bambusa Therapeutics, Inc.

By: /s/ Shanshan Xu
Name: Shanshan Xu
Title: Authorized Representative

Schedule 1.6
Back-up Compounds
[***]
Schedule 1.6
1 of 1

Schedule 1.13
Biotheus Affiliates
[***]
Schedule 1.13
1 of 1

Schedule 1.33
Requirements for Diligence Package
[***]
Schedule 1.33
1 of 1

Schedule 1.58
Lead Compound
[***]
Schedule 1.58
1 of 1

Schedule 1.62
Licensed Patents
[***]
Schedule 1.62
1 of 1

Schedule 2.5.2
Adimab License Agreement
[***]
Schedule 2.5.2
1 of 1

Schedule 2.10.3
Transferred Materials
[***]
Schedule 2.10.3
1 of 1

Schedule 4.1
Biotheus Development Activities
[***]
Schedule 4.1
1 of 1

Schedule 5.2.3
Initial Development Plan
[***]
Schedule 5.2.3
1 of 1

Schedule 9.2
Biotheus Disclosure Schedule
[***]
Schedule 9.2
1 of 1

Exhibit A
Baseball Arbitration
[***]
Exhibit A
1 of 1